                                                    CONFIDENTIAL MATERIALS
                                                    OMITTED AND FILED
                                                    SEPARATELY WITH THE
                                                    SECURITIES AND
                                                    EXCHANGE COMMISSION.
                                                    ASTERISKS DENOTE OMISSIONS.

                                                                   EXHIBIT 3.9







                            ASSET PURCHASE AGREEMENT



                                 BY AND BETWEEN



                            LUCENT TECHNOLOGIES INC.



                                    AS SELLER



                                       AND



                              CELESTICA CORPORATION



                                    AS BUYER





                            DATED AS OF JULY 24, 2001






                          LUCENT TECHNOLOGIES/CELESTICA

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
1.       Definitions......................................................................................1
1.1      Defined Terms....................................................................................1
1.2      Other Definitional and Interpretive Matters......................................................9

2.       Purchase and Sale of the Business................................................................10
2.1      Purchase and Sale of Assets......................................................................10
2.2      Excluded Assets..................................................................................11
2.3      Purchase Price...................................................................................12
2.4      Assumed Liabilities..............................................................................13
2.5      Excluded Liabilities.............................................................................14
2.6      Further Assurances; Further Conveyances and Assumptions; Consent of Third Parties................14
2.7      No Licenses......................................................................................15
2.8      Bulk Sales Law...................................................................................15
2.9      Taxes............................................................................................16
2.10     Inventory Put-Back...............................................................................16

3.       Representations and Warranties of Seller.........................................................16
3.1      Organization and Qualification...................................................................16
3.2      Authorization; Binding Effect....................................................................17
3.3      Non-Contravention; Consents......................................................................17
3.4      Title to Property; Principal Equipment; Sufficiency of Assets....................................18
3.5      Permits, Licenses................................................................................18
3.6      Real Estate......................................................................................18
3.7      Compliance With Laws; Litigation.................................................................19
3.8      Business Employees...............................................................................20
3.9      Contracts........................................................................................20
3.10     Environmental Matters............................................................................21
3.11     Financial Statement; Absence of Changes..........................................................22
3.12     Intellectual Property............................................................................22
3.13     Brokers..........................................................................................23
3.14     Inventory........................................................................................23
3.15     Full Disclosure..................................................................................23
3.16     Projections......................................................................................24
3.17     No Other Representations or Warranties...........................................................24

4.       Representations and Warranties of Buyer..........................................................24
4.1      Organization and Qualification...................................................................24
4.2      Authorization; Binding Effect....................................................................24
4.3      No Violations....................................................................................25
4.4      Brokers..........................................................................................25
4.5      No Other Seller Representations and Warranties...................................................25
4.6      Sufficiency of Funds.............................................................................26

5.       Certain Covenants................................................................................26
5.1      Access and Information...........................................................................26
5.2      Conduct of Business..............................................................................28
5.3      Tax Reporting and Allocation of Consideration....................................................29


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




                                                                                                        Page
                                                                                                        ----


5.4      Business Employees...............................................................................29
5.5      Collateral Agreements; Leased Equipment..........................................................31
5.6      Regulatory Compliance............................................................................32
5.7      Contacts with Suppliers, Employees and Customers.................................................32
5.8      No Negotiation or Solicitation...................................................................32
5.9      Use of Lucent's Name.............................................................................32
5.10     Environmental....................................................................................34
5.11     SEC Disclosure...................................................................................38
5.12     Schedule Updates.................................................................................38
5.13     Assets Put.......................................................................................39
5.14     Business Services Agreement......................................................................39

6.       Confidential Nature of Information...............................................................40
6.1      Confidentiality Agreement........................................................................40
6.2      Seller's Proprietary Information.................................................................40

7.       Closing..........................................................................................41
7.1      Deliveries by Seller.............................................................................41
7.2      Deliveries by Buyer..............................................................................42
7.3      Closing Date.....................................................................................43
7.4      Contemporaneous Effectiveness....................................................................43
7.5      Risk of Loss for Purchased Assets................................................................43

8.       Conditions Precedent to Closing..................................................................43
8.1      General Conditions...............................................................................43
8.2      Conditions Precedent to Buyer's Obligations......................................................44
8.3      Conditions Precedent to Seller's Obligations.....................................................45

9.       Status of Agreements.............................................................................45
9.1      Effect of Breach.................................................................................45
9.2      Survival of Representations and Warranties.......................................................45
9.3      General Agreement to Indemnify...................................................................46
9.4      General Procedures for Indemnification...........................................................48
9.5      Breach of Representations Resulting in Limitation of Obligations Under the Supply Agreement......49

10.      Miscellaneous Provisions.........................................................................49
10.1     Notices..........................................................................................49
10.2     Expenses.........................................................................................50
10.3     Entire Agreement; Modification...................................................................50
10.4     Assignment; Binding Effect; Severability.........................................................50
10.5     Governing Law....................................................................................51
10.6     Execution in Counterparts........................................................................51
10.7     Public Announcement..............................................................................51
10.8     No Third-Party Beneficiaries.....................................................................51

11.      Termination and Waiver...........................................................................52
11.1     Termination......................................................................................52
11.2     Effect of Termination............................................................................52
11.3     Waiver of Agreement..............................................................................52
11.4     Amendment of Agreement...........................................................................53


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


Schedules

SCHEDULE 1.1(d)   Principal Equipment
SCHEDULE 2.1(g)   Licenses
SCHEDULE 2.1(i)   Governmental Permits
SCHEDULE 2.2(f)   Excluded Contracts
SCHEDULE 2.2(i)   Certain Excluded Assets
SCHEDULE 3.3(b)   Required Consents
SCHEDULE 3.6(a)   Premises
SCHEDULE 3.6(b)   Buildings
SCHEDULE 3.6(c)   Repairs
SCHEDULE 3.7(a)   Compliance with Laws
SCHEDULE 3.7(b)   Litigation
SCHEDULE 3.8(a)   Business Employees
SCHEDULE 3.8(b)   Benefit Plans
SCHEDULE 3.9      Material Contracts
SCHEDULE 3.10     Environmental Matters
SCHEDULE 3.11     Financial Statements
SCHEDULE 3.12(b)  Intellectual Property
SCHEDULE 3.16     Projections
SCHEDULE 4.3(b)   Buyer Consents
SCHEDULE 5.2      Exceptions to Seller's Conduct of Business
SCHEDULE 5.4      Initially Transferred Employees



EXHIBITS

EXHIBIT A    Form of Assignment and Bill of Sale
EXHIBIT B    Form of Assumption Agreement
EXHIBIT C    Form of Intellectual Property Agreement
EXHIBIT D    Form of Lease
EXHIBIT E    Form of Real Estate Deed
EXHIBIT F    Form of Supply Agreement
EXHIBIT G    Form of Transition Services Agreement
EXHIBIT H    Form of Access Agreement
EXHIBIT I    Business Services Term Sheet


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                          LUCENT TECHNOLOGIES/CELESTICA

                  AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS

         THIS AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS ("Agreement") is made as of July 24, 2001 by and between LUCENT TECHNOLOGIES INC., a Delaware corporation, having an office at 600-700 Mountain Avenue, Murray Hill, New Jersey 07974-0636 ("Seller" or "Lucent"), and CELESTICA CORPORATION, a Delaware corporation, having an office at Pease International Tradeport, Attn. EXA03, 72 Pease Boulevard, Newington, New Hampshire 03801 ("Buyer").

                                 R E C I T A L S

         A. WHEREAS, Seller is, among other things, engaged through its Wireless Networks Group at the Premises (as hereinafter defined) in the manufacturing and repair of printed circuit board assemblies and frame assemblies for wireless products, including the CDMA, UMTS and power amplifiers (collectively, the "Business");

         B. WHEREAS, the Business is composed of certain assets and liabilities that are currently part of Seller;

         C. WHEREAS, Seller desire to sell, transfer and assign to Buyer, and Buyer desires to purchase and assume from Seller, the Purchased Assets (as hereinafter defined), and Buyer is willing to assume, the Assumed Liabilities (as hereinafter defined), in each case as more fully described and upon the terms and subject to the conditions set forth herein; and

         D. WHEREAS, Seller and Buyer desire to enter into each Assignment and Bill of Sale, each Assumption Agreement, the Supply Agreement, the Intellectual Property Agreement, the Transition Services Agreement, the Lease, each Real Estate Deed and the Access Agreement (collectively, the "Collateral Agreements").

         NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.       DEFINITIONS

1.1      DEFINED TERMS

         For the purposes of this Agreement, in addition to the words and phrases that are described throughout the body of this Agreement, the following words and phrases shall have the following meanings:

         "ACCESS AGREEMENT" means the agreement substantially in the form set forth as Exhibit H.

         "AFFILIATE" of any Person means any Person that controls, is controlled by, or is under common control with such Person. "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.



                                      - 1 -

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



         "AGREEMENT" has the meaning assigned in the preamble hereof.

         "ASSET ACQUISITION STATEMENT" has the meaning assigned in Section
5.3(b).

         "ASSIGNMENT AND BILL OF SALE" means each agreement in substantially the form set forth as Exhibit A.

         "ASSUMED LIABILITIES" means the liabilities and obligations of Seller assumed by Buyer pursuant to the Assumption Agreement and Section 2.4.

         "ASSUMPTION AGREEMENT" means each agreement in substantially the form set forth as EXHIBIT B.

         "BENEFIT PLAN" means, in respect of any Business Employee, each "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA) and each profit-sharing, bonus, stock option, stock purchase, stock ownership, pension, retirement, severance, deferred compensation, excess benefit, supplemental unemployment, post-retirement medical or life insurance, welfare or incentive plan, or sick leave, long-term disability, medical, hospitalization, life insurance, other insurance plan, or other employee benefit plan, program or arrangement, whether written or unwritten, qualified or non-qualified, funded or unfunded, maintained or contributed to by Seller.

         "BUSINESS" has the meaning assigned in Recital A hereof.

         "BUSINESS DAY" means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York or any other day on which the principal offices of Seller or Buyer are closed or become closed prior to 2:00 p.m. local time.

         "BUSINESS EMPLOYEES" means the employees of Seller employed in the Business and identified on SCHEDULE 3.8(a).

         "BUSINESS RECORDS" means all books, records, ledgers and files or other similar information used primarily in the conduct of the Business, including price lists, customer lists, vendor lists, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, records of operation, standard forms of documents, manuals of operations or business procedures, research materials and product testing reports required by any national, federal, state, provincial or local court, administrative body or other Governmental Body of any country, but excluding any such items to the extent (i) they are included in, or primarily related to, any Excluded Assets or Excluded Liabilities, (ii) any applicable Law prohibits their transfer, or (iii) they are confidential personnel records.

         "BUYER" has the meaning assigned in the preamble hereof.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ. as amended.

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


         "CLOSING" means the closing of the transactions described in Article 7.

         "CLOSING BALANCE SHEET" has the meaning assigned in Section 2.3(c).

         "CLOSING DATE" means August 31, 2001 or such later date as Seller and Buyer may mutually agree provided that such date is not later than December 31, 2001.

         "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

         "COLLATERAL AGREEMENTS" has the meaning assigned in Recital D hereof.

         "CONFIDENTIALITY AGREEMENT" shall mean the agreement between Seller and Buyer dated March 14, 2001.

         "CONTRACTS" means all Third-Party contracts, agreements, leases and subleases, supply contracts, purchase orders, sales orders and instruments used or held for use in each case primarily in the conduct of the Business, that will be in effect on the Closing Date to which Seller is a party, (i) for the lease of furniture, office equipment or Leased Equipment, as contemplated by Section 5.5(b), (ii) for the provision of goods or services by the Business or for the Business, (iii) for the purchase of goods or supplies that would constitute Inventory, that is required in the opinion of Buyer to satisfy Buyer's obligations for current production requirements under the Supply Agreement as at the Closing Date and that cannot be satisfied by the Purchased Inventory or (iv) any such contracts, agreements, instruments and leases referred to in clauses
(i) - (iii), inclusive, entered into between the date hereof and outstanding as of the Closing Date by Seller, but "Contracts" excludes the Excluded Contracts.

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

         "COUNSEL FOR BUYER" means Davies Ward Phillips & Vineberg LLP.

         "COUNSEL FOR SELLER" means a corporate counsel of Seller.

         "CUT-OFF BALANCE SHEET" has the meaning assigned in Section 2.3 (b).

         "CUT-OFF NET ASSET VALUE" has the meaning assigned in Section 2.3(b).

         "EFFECTIVE TIME" means 11:59 pm (Eastern Standard Time) on the Closing Date.

         "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, covenant or other similar restrictions or third party rights affecting the Purchased Assets other than Permitted Encumbrances.

         "ENVIRONMENTAL LAW" means any local, county, state or federal Law that governs the existence of or provides a remedy for release of Hazardous Substances, the protection of


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



persons, natural resources or the environment, the management of Hazardous Substances, or other activities involving Hazardous Substances including, without limitation, under CERCLA, the Resources Conservation and Recovery Act, the Clean Water Act, the Clean Air Act or any other similar federal, state, local or county Laws and occupational, health and safety Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCLUDED ASSETS" means the properties and assets of the Business excluded from the Purchased Assets by Section 2.2.

         "EXCLUDED CONTRACTS" means those Contracts (i) identified in SCHEDULE 2.2(f), (ii) under which performance by Seller or an Affiliate has been completed and for which there is no remaining warranty, maintenance, or support obligation, (iii) relating to any General Purchase Agreement, and (iv) relating to Excluded Assets or Excluded Liabilities.

         "EXCLUDED LEASED EQUIPMENT" has the meaning assigned in Section 5.5(b).

         "EXCLUDED LIABILITIES" means the liabilities and obligations that are not assumed by Buyer as provided in Section 2.5.

         "FINAL NET ASSET VALUE" has the meaning assigned in Section 2.3(c)

         "FINANCIAL STATEMENTS" has the meaning assigned in Section 3.11(a).

         "FIXTURES AND SUPPLIES" means all furniture, furnishings and other tangible personal property owned by Seller and used or held for use primarily in the conduct of the Business and located on the Premises, including desks, tables, chairs, file cabinets and other storage devices and office supplies but excluding any such items related to Excluded Assets or Excluded Liabilities.

         "GENERAL PURCHASE AGREEMENTS" shall mean Third-Party supply contracts or other agreements between Seller or its Affiliates and a Third Party pursuant to which Seller or its Affiliates purchase products or services from such Third-Party for any of Seller's or its Affiliates businesses other than solely for the Business.

         "GOVERNMENTAL BODY" means any legislative, executive or judicial unit of any governmental entity (foreign, federal, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

         "GOVERNMENTAL PERMITS" means all governmental permits and licenses, certificates of inspection, registrations, approvals or other authorizations issued to Seller with respect to the Business or the Premises or necessary for the operation of the Business or the Premises as currently conducted under applicable Laws.


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



         "HAZARDOUS SUBSTANCE" means any substance that is regulated under any Environmental Law or is deemed by any Environmental Law to be "hazardous", "toxic", a "contaminant", a "waste" or a "pollutant".

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INDEMNIFIED PARTY" has the meaning assigned in Section 9.3(a).

         "INDEMNIFYING PARTY" has the meaning assigned in Section 9.4(a).

         "INITIAL BALANCE SHEET" has the meaning assigned in Section 3.11(a).

         "INITIALLY TRANSFERRED EMPLOYEES" has the meaning assigned in Section 5.4(a).

         "INTELLECTUAL PROPERTY AGREEMENT" means the agreement in substantially the form set forth as EXHIBIT C.

         "INVENTORY" means all inventory, wherever located, including raw materials, work in process, recycled materials, repair material, finished products (to the extent that such finished products can be utilized with additional added value in the production of orderable items), inventoriable supplies, and non-capital spare parts owned by Seller and used or held for use primarily in the conduct of the Business, and any rights of Seller to the warranties received from suppliers and any related claims, credits, rights of recovery and setoff with respect to such Inventory, but only to the extent such rights are assignable, but excluding any inventory related to Excluded Assets or Excluded Liabilities.

         "IRS" means the U.S. Internal Revenue Service.

         "LAWS" shall mean any applicable national, foreign, federal, state, provincial or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree of any Governmental Body.

         "LEASE" means the lease to be entered into between Seller and Buyer relating to a portion of the Premises in substantially the form set forth as EXHIBIT D.

         "LEASED EQUIPMENT" means the computers, servers, machinery and equipment and other similar items leased and used by Seller primarily in the conduct of the Business but excluding any such items related to Excluded Assets or Excluded Liabilities.

         "LICENSED INTELLECTUAL PROPERTY" means the Proprietary Information of Seller licensed to Buyer or any of Buyer's Affiliates pursuant to, and as specifically identified and set forth in, the Intellectual Property Agreement or the Supply Agreement.

         "LICENSES" means all licenses, agreements and other arrangements identified on SCHEDULE 2.1(g) under which Seller has the right to use any Proprietary Information of a Third Party to the extent used or held for use primarily in the conduct of the Business but not


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


the Nonassignable Licenses or any such items related to Excluded Assets or Excluded Liabilities.

         "LOSSES" has the meaning assigned in Section 9.3(a).

         "LSP" has the meaning assigned in Section 5.4(e).

         "LTSSP" has the meaning assigned in Section 5.4(e).

         "LUCENT" has the meaning assigned in the preamble hereof.

         "BUSINESS SERVICES AGREEMENT" means the management and labor services agreement entered into by Seller and Buyer pursuant to Section 5.14 hereof.

         "MATERIAL ADVERSE EFFECT" means any condition or event that has a material and adverse effect upon the financial condition or results of operations of the Business taken as a whole, other than any condition or event arising out of or resulting from actions of Buyer in connection with this Agreement.

         "MATERIAL CONTRACTS" has the meaning assigned in Section 3.9.

         "MATERIAL UNCERTAINTY" has the meaning assigned in Section 2.3(b).

         "NET ASSET VALUE" means the sum of the value of the Inventory (valued at net book value) plus the value of the Principal Equipment, the Fixtures and Supplies, and the Premises (each valued at net book value) less the value of the Assumed Liabilities referred to in Section 2.4, that are reflected specifically on the Initial Balance Sheet, the Cut-Off Balance Sheet or the Closing Balance Sheet, as applicable.

         "NONASSIGNABLE ASSETS" has the meaning assigned in Section 2.6(b).

         "NONASSIGNABLE LICENSES" means those licenses of third party Proprietary Information to which Seller or one of its Affiliates is the licensee that are (i) not by their terms assignable to Buyer, or (ii) related to other businesses of Seller or one of its Affiliates and not primarily to the Business, or (iii) licenses under any patent of any third party.

         "NON-REPRESENTED EMPLOYEES" shall mean the non-represented employees of the Business employed at the Premises. Such Non-Represented Employees who accept Buyer's offer of employment in accordance with Section 5.4(a), as of the effective date of their employment with Buyer, shall be referred to as "Transferred Non-Represented Employees".

         "OKLAHOMA CITY APA" means the Asset Purchase Agreement dated as of the date hereof between Seller and Buyer relating to the sale of Seller's manufacturing facility in Oklahoma City, Oklahoma.

         "PENSION PLAN" has the meaning assigned in Section 3.8(b).


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         "PERMITTED ENCUMBRANCES" means any (i) liens for Taxes, assessments and other governmental charges or of landlords, liens of carriers, warehouseman, mechanics and material men incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (ii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases government contracts, performance and return of money bonds and similar obligations; provided that such liens are related to obligations which are not due or delinquent, are not registered as Encumbrances against title to any of the Purchased Assets and adequate holdbacks are being maintained as required by applicable legislation, (iii) purchase money liens, arising in the ordinary course of business and limited to the property acquired (iv) licenses granted by Seller or an Affiliate in connection with sales of products in the ordinary course of business which do not in the aggregate materially detract from the value of the Purchased Assets or materially interfere with the use thereof in the operation of the Business, and (v) any Encumbrance or minor imperfection in title and minor encroachments, if any, not material in amount that, individually or in the aggregate, do not materially interfere with the conduct of the Business or with the use of the Purchased Assets and do not materially affect the value of the Purchased Assets.

         "PERSON" means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any government or regulatory, administrative or political subdivision or agency, department or instrumentality thereof.

         "PREMISES" means the real property that is owned and used by Seller primarily in the conduct of the Business identified on SCHEDULE 3.6(a).

         "PRINCIPAL EQUIPMENT" means the computers, servers, machinery and equipment and other similar items used by Seller primarily in the conduct of the Business (including, without limitation, all items which are identified in SCHEDULE 1.1(d)) but not the Leased Equipment or any such items related to Excluded Assets or Excluded Liabilities. Principal Equipment includes rights to the warranties received from the manufacturers and distributors of said items and to any related claims, credits, rights of recovery and setoff with respect to said items, but only to the extent such rights are assignable.

         "PROPRIETARY INFORMATION" means industrial and intellectual property under the laws of the United States, Canada and other jurisdictions, including all: (i) trade secrets, confidential information and confidential know-how, including all unpatented inventions, customer and supplier lists, formulae, systems, methodologies, ideas, concepts, processes, documents, works, designs, prototypes, materials, technologies, inventor's notes, blueprints, unpublished studies and data, libraries, research designs, research results and notes, prototypes, drawings, design and construction specifications, production, operating and quality control manuals, technical manuals, marketing strategies, and current or proposed business opportunities; (ii) copyrights and all waivers of moral rights associated with copyrights, including all copyrights and moral rights in software, and also rights to graphic design and user interface


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


elements and "look and feel", and databases; (iii) industrial designs, design patents and other designs; (iv) mask works and integrated circuit topographies;
(v) patents; (vi) registered and unregistered trade-marks, service marks, sound marks, trade names, brand names, trade dress, indicia, distinguishing guises, logos, insignia, designs, business names, domain names, Internet protocol addresses and classes of Internet protocol addresses, any other source or business identifiers and fictitious characters, and all goodwill associated with the foregoing; and all registrations, applications for registration, reissues, extensions, renewals, divisions, continuations and continuations-in-part relating to the foregoing.

         "PURCHASE PRICE" has the meaning assigned in Section 2.3(a).

         "PURCHASED ASSETS" has the meaning assigned in Section 2.1.

         "PURCHASED INVENTORY" means Inventory which is required by Buyer for the performance of Buyer's obligations under the Supply Agreement for a period of twelve (12) months following the Closing Date and which is supported by Seller's projected demand as of the date hereof for the twelve (12) month period following the Closing Date.

         "PURCHASED LEASED EQUIPMENT" has the meaning assigned in Section
5.5(b).

         "REAL ESTATE DEED" means the deed with respect to Premises in substantially the form set forth on EXHIBIT E.

         "REASONABLE COMMERCIAL EFFORTS" means that the obligated party is required to make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require an expenditure of funds or the incurrence of a liability on the part of the obligated party, nor does it require that the obligated party act in a manner that would be contrary to normal commercial practices in order to accomplish the objective. The fact that the objective is or is not actually accomplished is no indication that the obligated party did or did not in fact utilize its reasonable commercial efforts in attempting to accomplish the objective.

         "REPRESENTED EMPLOYEES" shall mean the employees of the Business represented by the Union and employed at the Premises. Such Represented Employees who accept Buyer's offer of employment in accordance with Section 5.4(a), as of the effective date of their employment with Buyer, shall be referred to as "TRANSFERRED REPRESENTED EMPLOYEES".

         "REQUIRED CONSENT" has the meaning assigned in Section 3.3(b).

         "SELLER" has the meaning assigned in the preamble hereof.

         "SUBSEQUENTLY TRANSFERRED EMPLOYEES" has the meaning assigned in
Section 5.4(a).

         "SUBSIDIARY" means (a) any corporation in an unbroken chain of corporations beginning with Seller, if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (b) any partnership in


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                          LUCENT TECHNOLOGIES/CELESTICA
which Seller is a general partner or (c) any partnership, corporation, limited liability company or similar entity that Seller controls, through the ownership of interests or otherwise.

         "SUPPLY AGREEMENT" means the agreement in substantially the form set forth as Exhibit F.

         "TAXES" means all taxes of any kind, charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including, without limitation, all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker's compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, taxes, and other taxes and interest, penalties, or additions to tax with respect thereto imposed upon any Person by any Governmental Body under applicable Law.

         "THIRD PARTY" means any Person not an Affiliate of the other referenced Person or Persons.

         "THIRD-PARTY CLAIM" has the meaning assigned in Section 9.4(a).

         "TRANSFER DATE" has the meaning assigned in Section 5.4(a).

         "TRANSFERRED EMPLOYEES" shall mean the Transferred Non-Represented Employees and the Transferred Represented Employees.

         "TRANSITION SERVICES AGREEMENT" means the agreement in substantially the form set forth as EXHIBIT G.

         "UNION" shall mean the International Brotherhood of Electrical Workers and the Security, Police, and Fire Professionals of America.

1.2      OTHER DEFINITIONAL AND INTERPRETIVE MATTERS

         Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

         CALCULATION OF TIME PERIOD. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

         GENDER AND NUMBER. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

         HEADINGS. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of

                          LUCENT TECHNOLOGIES/CELESTICA
reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

         HEREIN. The words such as "HEREIN," "HEREINAFTER," "HEREOF," and "HEREUNDER" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

         INCLUDING. The word "INCLUDING" or any variation thereof means "INCLUDING, WITHOUT LIMITATION" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

         KNOWLEDGE. Where any matter is stated to be within Seller's knowledge in this Agreement, Seller shall be deemed for purposes of this Agreement to have the knowledge of the relevant facts that a senior manager of Seller with responsibility for the relevant matter would reasonably have after due inquiry.

         SCHEDULES AND EXHIBITS. The Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

2.       PURCHASE AND SALE OF THE BUSINESS

2.1      PURCHASE AND SALE OF ASSETS

         Upon the terms and subject to the conditions of this Agreement and in reliance on the representations and warranties contained herein, on the Closing Date, Seller shall grant, bargain, sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of the right, title and interest in, to and under the Purchased Assets that Seller possesses and has the right to transfer as the same shall exist on the Closing Date. For purposes of this Agreement, "PURCHASED ASSETS" shall mean all the assets, properties and rights used by Seller, whether tangible or intangible, real, personal or mixed, set forth or described in Sections 2.1(a) through 2.1(i), inclusive (except in each case for the Excluded Assets), whether or not any of such assets, properties or rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's financial statements:

         (a)      the Premises;

         (b)      the Principal Equipment and the Purchased Leased Equipment;

         (c)      the Fixtures and Supplies;

         (d)      the Purchased Inventory;


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                          LUCENT TECHNOLOGIES/CELESTICA

         (e) the license grant to the Licensed Intellectual Property (but only to the extent specifically set forth in the Intellectual Property Agreement or the Supply Agreement);

         (f)      the Contracts;

         (g)      the Licenses;

         (h)      the Business Records; and

         (i) the Governmental Permits that are identified on SCHEDULE 2.1(i) but only to the extent that such Governmental Permits are assignable or transferable to Buyer and not to the extent that Buyer directs in writing Seller not to assign or transfer the same (which Buyer agrees to do to the extent such Governmental Permits are not required by Buyer by law).

2.2      EXCLUDED ASSETS

         Notwithstanding the provisions of Section 2.1, it is hereby expressly acknowledged and agreed that the Purchased Assets shall not include, and Seller is not selling, transferring, assigning, conveying or delivering to Buyer, and Buyer is not purchasing, acquiring or accepting from Seller, the following (the rights, properties and assets expressly excluded by this Section 2.2 or otherwise excluded by the terms of Section 2.1 from the Purchased Assets being referred to herein as the "EXCLUDED ASSETS"):

         (a) any of Seller's or any of its Affiliate's receivables, cash, bank deposits or similar cash items or employee receivables;

         (b) any Proprietary Information owned by Seller or any Affiliate as of the Closing Date other than certain specified rights in the Licensed Intellectual Property as expressly provided under the Intellectual Property Agreement or the Supply Agreement;

         (c) any (i) confidential personnel records and medical records (other than medical records relating to occupational health and safety requirements and training records relating to the Business Employees), subject to Section 2.6(a) below, pertaining to any Business Employee; (ii) other books and records that Seller or any Affiliate is required by Law to retain or that Seller determines are necessary or advisable to retain; PROVIDED, HOWEVER, that Buyer shall have the right to make copies of any portions of such retained books and records that relate to the Business or any of the Purchased Assets; and (iii) any information management system of Seller or any Affiliate other than those used primarily in the conduct of the Business and contained within computer hardware included as a Purchased Asset pursuant to Section 2.1;

         (d) any claim, right or interest of Seller or any Affiliate in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due

                          LUCENT TECHNOLOGIES/CELESTICA
                  thereon or penalty rebate arising therefrom, for any periods prior to the Closing Date;

         (e) all "Lucent Technologies" marked sales and marketing or packaging materials, samples, prototypes, other similar Lucent Technologies identified sales and marketing or packaging materials and any marketing studies;

         (f)      the Excluded Contracts and the Nonassignable Licenses;

         (g)      any insurance policies or rights of proceeds thereof;

         (h)      the Excluded Leased Equipment;

         (i)      the property or assets specifically identified on SCHEDULE
                  2.2(i);

         (j) any of Seller's or any Affiliate's rights, claims or causes of action against Third Parties relating to the assets, properties, business or operations of Seller or any Affiliate arising out of transactions occurring prior to, and including, the Closing Date; and

         (k) all other assets, properties, interests and rights of Seller or any Affiliate not related primarily to the Business.

2.3      PURCHASE PRICE

         (a) In consideration of the sale, transfer, assignment, conveyance and delivery by Seller of the Purchased Assets (other than the license grant of Licensed Intellectual Property referred to in Section 2.1(e)) to Buyer, and in addition to assuming the Assumed Liabilities, Buyer shall pay to Seller at the Closing, $201,300,000 (as may be adjusted in accordance with this Section 2.3) (the "PURCHASE PRICE"). The payment to be made by Buyer to Seller in respect of the Purchase Price on the Closing Date shall be made in cash by wire transfer of immediately available funds to an account designated by Seller's written instructions to Buyer at least two (2) Business Days prior to Closing, prior to the Closing Date. In addition to the foregoing, the Buyer shall pay to the Seller at the Closing $44,260,000 of the payment made for the license grant of Licensed Intellectual Property pursuant to Section 6.01 of the Intellectual Property Agreement.

         (b) On the date which is five (5) Business Days prior to the Closing Date (the "Cut-Off Date"), Seller shall prepare and deliver to Buyer an unaudited balance sheet of the Business as of the Cut-off Date substantially in the form of the Initial Balance Sheet (the "CUT-OFF BALANCE SHEET"). Seller agrees to deliver to Buyer all drafts of the Cut-Off Balance Sheet prepared by Seller from and after the date hereof and prior to and in connection with the preparation of the final Cut-Off Balance Sheet. Buyer shall be given full access to the relevant records and working papers used by Seller to prepare the Cut-Off Balance Sheet and Seller and Buyer shall jointly conduct a physical inventory of the Principal Equipment and the Purchased Inventory prior to and in connection with the preparation of the Cut-Off Balance Sheet. Within two (2) Business Days of the last to occur of the following: (i)


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                          LUCENT TECHNOLOGIES/CELESTICA
receipt of the Cut-Off Balance Sheet, (ii) full access to the relevant records and working papers and (iii) the conduct of the physical inventory of the Principal Equipment and the Purchased Inventory, Buyer shall advise Seller whether it believes that the Cut-Off Balance Sheet materially reflects the balance sheet of the Business as of the Cut-Off Date. In the event Buyer agrees with the Cut-Off Balance Sheet, the Purchase Price shall be adjusted to reflect the Net Asset Value as reflected on the Cut-Off Balance Sheet (the "CUT-OFF NET ASSET VALUE"). In the event Buyer disagrees with the Cut-Off Balance Sheet, the parties shall use their respective best good faith efforts to resolve such disagreement within five (5) days of receipt by Buyer of the Cut-Off Balance Sheet; PROVIDED, HOWEVER, that if the parties cannot come to an agreement within such five (5) day period, then on the Closing Date the Purchase Price shall be adjusted to reflect the Cut-Off Net Asset Value.

         (c) In the event that the parties cannot agree on the Cut-Off Net Asset Value by the Closing Date, Buyer shall, within forty-five (45) days following the Closing Date, give written notice to Seller of any proposed changes to be made to the Cut-Off Balance Sheet or of its inability to confirm whether such balance sheet has been prepared in a manner consistent with the preparation of the Initial Balance Sheet (a "MATERIAL UNCERTAINTY"), describing the change or Material Uncertainty and the basis for the change or Material Uncertainty in reasonable detail. Failure to so notify Seller shall constitute acceptance and approval of the Cut-Off Balance Sheet. If Seller agrees that a proposed change is appropriate, the change shall be made to the Cut-Off Balance Sheet. If Seller does not agree that any proposed change is appropriate, and Buyer and Seller cannot agree on the treatment of the proposed change, the Seller and Buyer shall select an auditor from a national certified public accounting firm, other than the Seller's or the Buyer's external auditors, who shall decide if the change is appropriate, and the Cut-Off Balance Sheet will be adjusted in accordance with such auditor's decision. The balance sheet so adjusted shall be referred to as the "CLOSING BALANCE SHEET." Buyer and Seller shall each pay one-half of the reasonable fee charged by such auditor.

         (d) The Closing Balance Sheet shall include a calculation of the Net Asset Value of the Business as of the Closing Date (such amount as set forth in the Closing Balance Sheet, the "FINAL NET ASSET VALUE"). If the Cut-Off Net Asset Value is less than the Final Net Asset Value by an amount in excess of $1 million, Buyer shall pay the amount by which the Final Net Asset Value exceeds the Cut-Off Net Asset Value to Seller, and if the Cut-Off Net Asset Value is greater than the Final Net Asset Value by an amount in excess of $1 million, Seller shall pay the amount by which the Cut-Off Net Asset Value exceeds the Final Net Asset Value to Buyer. Any such payment shall be made on or before fifty (50) calendar days after the Closing Date, and any such payment shall be considered an addition or reduction, as applicable, to the Purchase Price.

2.4      ASSUMED LIABILITIES

         On the Closing Date, Buyer shall execute and deliver to Seller the one or more Assumption Agreements pursuant to which Buyer shall accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, the liabilities and obligations of Seller pursuant to and under

                          LUCENT TECHNOLOGIES/CELESTICA
the Assumed Liabilities. "ASSUMED LIABILITIES" shall mean all liabilities and obligations set forth in this Section 2.4, whether or not any such obligation has a value for accounting purposes or is carried or reflected on or specifically referred to in either Seller's books or financial statements:

         (a) the amount owed to Initially Transferred Employees in respect of the accrued but unused vacation of such Initially Transferred Employees assumed by Buyer in accordance with
                  Section 5.4(g);

         (b) the liabilities and obligations arising on or after the Closing Date under the transferred Contracts, Licenses and Government Permits;

         (c)      the Permitted Encumbrances; and

         (d) the obligations and liabilities with respect to the Business or the Purchased Assets, known or unknown, absolute or contingent, arising on or after the Closing Date, and the obligations and liabilities with respect to the Transferred Employees arising on or after their Transfer Date, in each case known or unknown, absolute or contingent.

2.5      EXCLUDED LIABILITIES

         Buyer shall not assume or be obligated to pay, perform or otherwise assume or discharge any liabilities or obligations of Seller or any of its Affiliates, whether direct or indirect, known or unknown, absolute or contingent, except for the Assumed Liabilities (all of such liabilities and obligations not so assumed being referred to herein as the "EXCLUDED LIABILITIES").

2.6 FURTHER ASSURANCES; FURTHER CONVEYANCES AND ASSUMPTIONS; CONSENT OF THIRD PARTIES

         (a) From time to time following the Closing, Seller hereby agrees to make available, or to cause its Affiliates to make available, to Buyer non-confidential data in personnel records of Transferred Employees as is reasonably necessary for Buyer to transition such employees into Buyer's records.

         (b) From time to time following the Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Buyer and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer under this Agreement and the Collateral Agreements and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Buyer under this Agreement and the Collateral Agreements, and to otherwise make effective the transactions contemplated hereby and thereby.

                          LUCENT TECHNOLOGIES/CELESTICA

         (c) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, License, Governmental Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a Third Party or a Governmental Body or is cancellable by a Third Party in the event of an assignment ("NONASSIGNABLE ASSETS") unless and until such consents shall be given. Seller agrees, and agrees to cause its Affiliates, to cooperate with Buyer at its request to use reasonable commercial efforts to obtain such consents promptly; PROVIDED, HOWEVER, that such cooperation shall not require Seller or any of its Affiliates to remain secondarily liable or to make any payment to obtain any such consent with respect to any Nonassignable Asset.

         (d) Buyer and Seller agree to use their respective reasonable commercial efforts to obtain, or to cause to be obtained, any consent, substitution, approval, or amendment required to novate all obligations under any and all Contracts or other obligations or liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, Buyer and its Affiliates shall be solely responsible for such liabilities and obligations. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as and from the Closing Date, by Seller or its Affiliates in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer in Seller's or one of its Affiliate's name and all benefits and obligations existing thereunder shall be for Buyer's account. Seller shall take or cause to be taken at Buyer's expense such action in its name or otherwise as Buyer may reasonably request so as to provide Buyer with the benefits of the Nonassignable Assets and to effect collection of money or other consideration to become due and payable under the Nonassignable Assets, and Seller or its Affiliates shall promptly pay over to Buyer all money or other consideration received by it in respect to all Nonassignable Assets.

         (e) As of and from the Closing Date, Seller on behalf of itself and its Affiliates authorizes Buyer, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Buyer's expense, to perform all the obligations and receive all the benefits of Seller or its Affiliates under the Nonassignable Assets and appoints Buyer its attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate's behalf with respect thereto.

2.7      NO LICENSES

         Unless expressly set forth in the Intellectual Property Agreement or the Supply Agreement, no title, right or license of any kind is granted to Buyer pursuant to this Agreement with respect to Seller's or any of its Affiliate's Proprietary Information, either directly or indirectly, by implication, by estoppel or otherwise.

2.8      BULK SALES LAW

         Buyer hereby waives compliance by Seller with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction, including Article 6 of the New York

                          LUCENT TECHNOLOGIES/CELESTICA

Commercial Code, that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

2.9      TAXES

         (a) Buyer shall pay all applicable Taxes and all recording and filing fees that may be imposed, assessed or payable by reason of the operation or as a result of this Agreement including the sales, transfers, leases, rentals, licenses, and assignments contemplated hereby, except for Seller's net income and capital gains taxes or franchise or other taxes based on Seller's net income.

         (b) Buyer shall be responsible for all Taxes attributable to, levied upon or incurred in connection with the Purchased Assets pertaining to the period (or that portion of the period) immediately beginning after the Closing Date. Seller shall be responsible for all Taxes attributable to, levied upon or incurred in connection with the Purchased Assets pertaining to the period (or that portion of the period) prior to or on the Closing Date.

2.10     INVENTORY PUT-BACK

         In the event that any of the Purchased Inventory is not used by Buyer in the period commencing on the first Business Day following the Closing Date and ending on the first anniversary of the Closing Date to fulfill its obligations to Seller under the Supply Agreement (other than Purchased Inventory which has been or is required to be returned to or purchased by Seller pursuant to the Supply Agreement) ("REMAINING PURCHASED INVENTORY"), Buyer shall have the right to cause Seller to purchase up to ninety million dollars (US$90,000,000) of the Remaining Purchased Inventory as specified below, upon providing Seller with a notice setting forth the amount of such Remaining Purchased Inventory and applicable purchase price. The purchase price of the Remaining Purchased Inventory shall be equal to the purchase price paid by Buyer to Seller for the Remaining Purchased Inventory hereunder, provided that the aggregate amount of the purchase price payable by Seller to Buyer for the Remaining Purchased Inventory under this Section 2.10 and Section 2.10 of the Oklahoma City APA shall not exceed ninety million dollars (US$90,000,000). Seller shall pay the purchase price applicable to the Remaining Purchased Inventory no later than ten
(10) Business Days following the receipt of the aforementioned notice.

3.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

3.1      ORGANIZATION AND QUALIFICATION

         Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on the Business as currently conducted and to own or lease and operate the Purchased Assets. Seller is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of the Purchased Assets or the conduct of the Business requires such qualification,

                          LUCENT TECHNOLOGIES/CELESTICA
except for failures to be so qualified or in good standing, as the case may be, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2      AUTHORIZATION; BINDING EFFECT

         (a) Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements to which it will be a party and to effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Collateral Agreements to which it will be a party by all requisite corporate action.

         (b) This Agreement has been duly executed and delivered by Seller and this Agreement is, and the Collateral Agreements when duly executed and delivered by Seller will be, valid and legally binding obligations of Seller, enforceable against it in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

3.3      NON-CONTRAVENTION; CONSENTS

         (a) Assuming that all Required Consents listed in SCHEDULE 3.3(b) have been obtained, the execution, delivery and performance of this Agreement by Seller and the Collateral Agreements by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of any provision of Seller's charter or by-laws (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, license agreement, instrument, order, judgment, decree or other arrangement or commitment to which Seller is a party or by which it is bound and which relates to the Business or the Purchased Assets, which violation, breach or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (iii) violate any order, judgment, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Seller or the Purchased Assets, and which violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Seller in connection with the execution and delivery of this Agreement and the Collateral Agreements to which Seller will be a party or for the consummation of the transactions contemplated hereby or thereby by Seller, except for (i) any filings required to be made under the HSR Act and any applicable filings required under foreign antitrust Laws, (ii) consents or approvals of Third Parties that are required to transfer or assign to Buyer any Purchased Assets which are material to the Business or assign the benefits of or delegate performance with regard thereto as identified on SCHEDULE 2.1(f) and SCHEDULE 3.9, (iii) those set forth in SCHEDULE 3.3(b) (items (i), (ii) and (iii) being referred

                          LUCENT TECHNOLOGIES/CELESTICA
to herein as the "REQUIRED CONSENTS"), and (iv) such consents, approvals, orders, authorizations, registrations, declarations or filings where failure of compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.4      TITLE TO PROPERTY; PRINCIPAL EQUIPMENT; SUFFICIENCY OF ASSETS

         (a) Seller has and at the Closing will have good and valid title to, or a valid and binding leasehold interest or license in, all real and personal tangible Purchased Assets free and clear of any Encumbrance except for Permitted Encumbrances.

         (b) Each material item of Principal Equipment is in reasonable operating condition, in light of its respective age, for the purposes for which it is currently being used, but is otherwise being transferred on a "where is" and, as to condition, "as is" basis.

         (c) Except for (i) the assets that will be used in connection with providing services under the Transition Services Agreement, and (ii) the Excluded Assets, the Purchased Assets and the Business Employees and the rights to be acquired under this Agreement and the Collateral Agreements (including the services to be provided pursuant to the Transition Services Agreement) constitute all assets, personnel and rights that are used in and are necessary to conduct the Business as currently conducted by Seller. In the event this
Section 3.4(c) is breached because Seller has failed to identify, transfer or license any assets, properties or Proprietary Information or provide any services used in the Business, such breach shall be deemed cured if Seller promptly transfers such properties or assets, licenses such Proprietary Information or provides such services to Buyer, and Buyer shall have no further remedy with respect thereto other than with respect to losses that arise prior to such transfer, license or provision of services.

3.5      PERMITS, LICENSES

         (a) Except as set forth on SCHEDULE 2.1(i), there are no material Governmental Permits necessary for or used by Seller to operate the Business as now being operated or to use or occupy the Premises, which Governmental Permits are required by currently effective Laws.

         (b) Each Governmental Permit identified on SCHEDULE 2.1(i) is valid and in full force and effect, and Seller is not in default or breach thereof other than any such default or breach which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To Seller's knowledge, no proceeding is pending or threatened to revoke or limit any such Governmental Permit. Seller has provided to Buyer a true and complete copy of each such Governmental Permit, including all amendments thereto.

3.6      REAL ESTATE

         (a) SCHEDULE 3.6(a) contains a complete and accurate list of the Premises. Seller has good and valid title to the Premises. Except as set forth on SCHEDULE 3.6(a), none of such Premises are subject to any Encumbrance except for Permitted Encumbrances.

                          LUCENT TECHNOLOGIES/CELESTICA

         (b) To Seller's knowledge, except as disclosed in SCHEDULE 3.6(b), all buildings, structures, improvements and appurtenances situated on the Premises are in reasonably good operating condition and in a state of reasonably good maintenance and repair and are adequate and suitable in all material respects for the purposes for which they are currently being used, and Seller has adequate rights of ingress and egress for the operation of the Business in the ordinary course. To Seller's knowledge, except as disclosed in SCHEDULE 3.6(b), none of such buildings, structures, improvements or appurtenances (or any equipment thereon), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any applicable Law or encroaches on any property owned by any Third Party.

         (c) To Seller's knowledge, except as disclosed in SCHEDULE 3.6(c):

             (i) no material alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed to or in respect of the Premises or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any Governmental Body, which material alteration, repair, improvement or other work has not been completed, and to Seller's knowledge, written notification has not been given to it of any such outstanding work being ordered, directed or requested, other than those which have been complied with;

             (ii) all accounts for work and services performed and materials placed or furnished upon or in respect of the Premises at the request of Seller have been paid and satisfied in all material respects, and no Person is entitled to claim an Encumbrance against the Premises or any part thereof, other than for current accounts in respect of which the payment due date has not yet passed;

             (iii) there is nothing material owing in respect of the Premises by Seller to any Governmental Body or to any other entity owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed; and

             (iv) no part of the Premises has been taken or expropriated by any Governmental Body, nor has any notice or proceeding in respect thereof been given or commenced.

3.7      COMPLIANCE WITH LAWS; LITIGATION

         (a) Except as set forth on SCHEDULE 3.7(a), with respect to the Business conducted by it, Seller is in compliance in all material respects with all applicable Laws and all decrees, orders, judgments, permits and licenses of or from Governmental Bodies except for failures to comply that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.


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



         (b) Except as set forth on SCHEDULE 3.7(b), there are no actions, suits, proceedings or governmental investigations pending or, to Seller's knowledge, threatened against it that, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

3.8      BUSINESS EMPLOYEES

         (a) SCHEDULE 3.8(a) contains a complete and accurate list of all the Business Employees as of the date specified on such list, showing for each Business Employee the position held and aggregate annual compensation (including bonuses and commissions) for Seller's last fiscal year. Except as set forth on
Schedule 3.8(a), none of the Business Employees is covered by any union, collective bargaining or other similar labor agreements. On or before the Transfer Date for each Subsequently Transferred Employee Seller shall provide Buyer with such Subsequently Transferred Employee's position held and aggregate annual compensation (including bonuses and commissions) for Seller's last fiscal year.

         (b) Except as set forth in SCHEDULE 3.8(b), with respect to all Business Employees, Seller does not currently maintain, contribute to or have any liability under any Benefit Plan. With respect to each of the Benefit Plans identified on SCHEDULE 3.8(b), Seller has made available to Buyer true and complete copies of the most recent summary plan or other written description. Each Benefit Plan listed on SCHEDULE 3.8(b) has been operated in material compliance with applicable law, including ERISA. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Except as disclosed on
SCHEDULE 3.8(b), Seller does not have any obligations for retiree health and life benefits under any Benefit Plan or has ever represented, promised or contracted (whether in oral or written form) to any employee(s) that such employee(s) would be provided with retiree health or life benefits.

         (c) Except as disclosed in SCHEDULE 3.7(b), as relates to the Business, there is not presently pending or existing, and to Seller's knowledge there is not threatened, (i) any strike, slowdown, picketing, or work stoppage, (ii) any application for certification of a collective bargaining agent and (iii) any grievance proceeding threatened or initiated by the Represented Employees, which grievance proceeding could reasonably be expected to have a Material Adverse Effect on the Business or a material adverse effect on the operation of the Business after the Closing Date.

3.9      CONTRACTS

         SCHEDULE 3.9 contains a complete and accurate list of all outstanding Contracts that would require over the full term thereof payments by or to Seller of more than $250,000 (the "MATERIAL CONTRACTS"). Each of such Material Contracts is valid, binding and enforceable against Seller and, to Seller's knowledge, the other parties thereto in accordance with its terms and is in full force and effect. Except as set forth on SCHEDULE 3.9, Seller has


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



performed, in all material respects, all of the obligations required by it and is not in default or alleged to be in default in respect of, any Material Contract. Except as set forth on SCHEDULE 3.9, Seller has not received any notice that it is in default or breach of or is otherwise delinquent in performance under any such Material Contracts which default or breach could reasonably be expected to have a Material Adverse Effect, and, to Seller's knowledge, each of the other parties thereto has performed in all material respects all obligations required to be performed by it under, and is not in default in any material respect under, any of such Material Contracts and no event has occurred that, with notice or lapse of time, or both, would constitute such a default. Each of the outstanding Contracts that is (i) not a Material Contract and (ii) which would require over the full term thereof payments by or to Seller of more than $20,000, is valid, binding and enforceable against Seller and, to Seller's knowledge, the other parties thereto in accordance with its terms, and is in full force and effect, in each case except where the failure of any such Contract to be valid, binding and enforceable or in full force and effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. For purposes of this Section 3.9 only (other than with respect to the first sentence of this Section 3.9), Material Contracts will also include such Licenses which would require over the full term thereof payments by or to Seller of more than $250,000.

3.10     ENVIRONMENTAL MATTERS

         Except as may be set forth in SCHEDULE 3.10 and in respect of the Business and the Purchased Assets:

         (a) the operations of the Business and the Premises comply in all material respects with all applicable Environmental Laws;

         (b) Seller has obtained all environmental, health and safety and other Environmental Law required Governmental Permits necessary for its operations, and all such Governmental Permits are in good standing and Seller is in compliance with all terms and conditions of such Governmental Permits except where the failure to obtain, maintain in good standing or be in compliance with, such Governmental Permits, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Affect;

         (c) neither the Business nor any of the Premises included in the Purchased Assets or the operations of the Business, is subject to any on-going investigation, of which Seller has been notified, or other proceedings by, order from or agreement with any Person respecting (i) any Environmental Law, or (ii) any remedial action arising from the release or threatened release of a Hazardous Substance into the environment;

         (d) Seller, in respect of the Business, has filed all notices required to be filed under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment except where the failure to file any


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                          LUCENT TECHNOLOGIES/CELESTICA
                  such notices could not reasonably be expected to have a Material Adverse Effect;

         (e) to Seller's knowledge, there are no aboveground or underground storage tanks on or in any Premises included in the Purchased Assets;

         (f) to Seller's knowledge, Seller has not received any written notice to the effect that it is or may be liable to any Person as a result of the release or threatened release of a Hazardous Substance; and

         (g) Seller has (i) delivered to Buyer true and complete copies of all material asbestos and other environmental and occupational health and safety reports and documents disclosing or relating to the presence of asbestos or other Hazardous Substances in, on, under or from the Premises and (ii) provided Buyer the opportunity to copy or inspect all material environmental and occupational health and safety reports and other documents pertaining to, and purporting to describe, environmental, health and safety matters with respect to the Business.

3.11     FINANCIAL STATEMENT; ABSENCE OF CHANGES

         (a) The unaudited balance sheet attached hereto as SCHEDULE 3.11 (the "Initial Balance Sheet") with respect to the Business fairly present in all material respects the material assets of the Business as of June 30, 2001 and has been prepared according to U.S. GAAP and is based on the internal accounting principles used historically by Seller. The statement of costs for fiscal 2000 contained in the Descriptive Memorandum, dated March 14, 2001, provided by Seller to Buyer in connection with the sale of the Business presents fairly in all material respects the costs incurred by the Business for the period referred to therein and has been prepared based on the internal accounting principles used historically by Seller.

         (b) Except as set forth on SCHEDULE 3.11, since June 30, 2001, Seller has conducted and operated the Business in the ordinary course and the Business has not suffered any change that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Affect.

3.12     INTELLECTUAL PROPERTY

         (a) Seller or Lucent Technologies GRL Corporation ("Lucent GRL") owns or has a valid right to grant the licenses in all of the Licensed Intellectual Property.

         (b) Except as set forth on SCHEDULE 3.12(b), no litigation has been instituted or is pending, or, to the knowledge of Seller's Intellectual Property Law Group, has been threatened in writing which challenge the rights of Seller or any Subsidiary in respect of the Licensed Intellectual Property, excluding immaterial assertions of rights which have not been presented in the form of a specific claim or demand, with respect to the operation of the Business by Seller or the Subsidiaries as of the date hereof with respect to the Purchased

                          LUCENT TECHNOLOGIES/CELESTICA

Assets. To the knowledge of Seller's Intellectual Property Law Group, SCHEDULE 3.12(b) sets forth a list of all notices or claims received by and suits or proceedings pending or, which have been threatened in writing against Seller, which notices, claims, suits or proceedings assert infringement or misappropriation of any intellectual property rights of a Third Party as a result of any activities of Seller at the Premises, excluding immaterial assertions of rights which have not been presented in the form of a specific claim or demand, with respect to the operation of the Business by Seller or the Subsidiaries as of the date hereof with respect to the Purchased Assets.

         (c) At the Closing, Seller or Lucent GRL will provide, by licenses to Buyer and/or one or more of Buyer's Affiliates, in accordance with the Intellectual Property Agreement, all of the Proprietary Information owned by Seller or any of its Affiliates as of the Closing Date and which Seller or its Affiliates has a right to license which is necessary for Buyer or its Affiliates to manufacture, test, service and/or repair Lucent Products (as defined in the Intellectual Property Agreement) or is used in or necessary to conduct the Business as currently conducted by Seller. In the event this Section 3.12(c) is breached because Seller has failed to license any such Proprietary Information, such breach shall be deemed cured if Seller promptly licenses such Proprietary Information and Buyer shall have no further remedy with respect thereto other than with respect to losses that arise prior to such license. Notwithstanding the foregoing, under no circumstances shall Seller be required to grant to Buyer a license, right, or other permission to use the trademarks "Lucent," "Lucent Technologies," "Bell Labs" or the Lucent Innovation Ring logo.

3.13     BROKERS

         Other than J.P. Morgan Securities Inc. and PricewaterhouseCoopers, the fees and expenses of which will be paid by Seller, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any Affiliate.

3.14     INVENTORY

         The Inventory as reflected in the Initial Balance Sheet (i) is stated at book value, and (ii) is of quality and quantity usable or saleable in the ordinary course of the Business, except for obsolete items and items of below-standard quality that have been written down in the Initial Balance Sheet to net realizable values.

3.15     FULL DISCLOSURE

         Neither this Agreement nor any document to be delivered by Seller nor any certificate, report, statement or other document furnished by Seller pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                          LUCENT TECHNOLOGIES/CELESTICA

3.16     PROJECTIONS

         Seller has delivered to Buyer the financial projections (which are attached hereto as SCHEDULE 3.16) (the "Projections"). The Projections were prepared by Seller for its internal use. Seller makes no representation or warranty regarding the accuracy of the Projections or whether such projected results may be achieved, but does represent and warrant to Buyer that the Projections were prepared in good faith based on assumptions believed by Seller to be reasonable based on Seller's current outlook for Seller's business for the period of time covered by the Projections.

3.17     NO OTHER REPRESENTATIONS OR WARRANTIES

         Except for the representations and warranties contained in this Section 3, none of Seller, any Affiliate or any other Person makes any representations or warranties, and Seller hereby disclaims any other representations or warranties, whether made by Seller or any Affiliate, or any of their officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement, the transactions contemplated hereby or the Business, notwithstanding the delivery or disclosure to Purchaser or its representatives of any documentation or other information with respect to any one or more of the foregoing. Notwithstanding anything to the contrary herein, no representation or warranty contained in this Section 3 is intended to, or do, cover or otherwise pertain to any assets that are not included in the Purchased Asset or any liabilities that are not included in the Assumed Liabilities.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that:

4.1      ORGANIZATION AND QUALIFICATION

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Buyer has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and operate its properties. Buyer is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Buyer's business taken as a whole.

4.2      AUTHORIZATION; BINDING EFFECT

         (a) Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements to which it shall be a party and to effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Collateral Agreements to which it shall be a party by all requisite corporate action.


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                          LUCENT TECHNOLOGIES/CELESTICA

         (b) This Agreement has been duly executed and delivered by Buyer and this Agreement is, and the Collateral Agreements when duly executed and delivered by Buyer will be, valid and legally binding obligations of Buyer, enforceable against it in accordance with their terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

4.3      NO VIOLATIONS

         (a) The execution, delivery and performance of this Agreement and the Collateral Agreements by Buyer and the consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a breach or violation of any provision of Buyer's charter or by-laws, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any material mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, license, agreement, instrument, order, judgment, decree or other material arrangement or commitment to which Buyer is a party or by which it or its assets or properties are bound, or (iii) violate any material order, judgment, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Buyer or any of its properties.

         (b) Except as set forth on SCHEDULE 4.3(b), no consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Buyer in connection with the execution and delivery of this Agreement and the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby other than (i) any filings required to be made under the HSR Act and any applicable filings required under foreign antitrust Laws, and (ii) such consents, approvals, orders, authorizations, registrations, declarations or filings where failure of compliance would not, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

4.4      BROKERS

         No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Buyer or an Affiliate.

4.5      NO OTHER SELLER REPRESENTATIONS AND WARRANTIES

         (a) With respect to the Purchased Assets, the Business, or any other rights or obligations to be transferred hereunder or under the Collateral Agreements or pursuant hereto or thereto, Buyer has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller, any Affiliate, or any agent, employee, attorney or other representative of Seller or by any Person representing or purporting to represent Seller that are not expressly set forth in this Agreement or in the


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                          LUCENT TECHNOLOGIES/CELESTICA

Collateral Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally.

         (b) Buyer acknowledges that it has made its own assessment of the future of the Business and is sufficiently experienced to make an informed judgment with respect thereto; provided that this shall not be construed in any way to mitigate or otherwise affect the representations and warranties made by Seller hereunder or under the Collateral Agreements or pursuant hereto or thereto, all of which shall continue to survive in full force and effect for the benefit of Buyer in accordance with the terms hereof and thereof. Buyer further acknowledges that, except as expressly set out in Section 3.16, neither Seller nor any Affiliate has made any warranty, express or implied, as to the future of the Business or its profitability for Buyer, or with respect to any forecasts, projections or business plans prepared by or on behalf of Seller and delivered to Buyer in connection with the Business and the negotiation and the execution of this Agreement.

         (c) To the extent reasonably apparent from its context, disclosure by Seller on any one Schedule delivered pursuant to this Agreement following the date hereof and until the Closing Date in accordance with Section 5.12, shall be disclosure as to all such Schedules and, to the extent such disclosure conflicts with any representation, warranty or covenant of Seller, Seller shall have no liability for breach of any such representation, warranty or covenant relating to such conflicts; provided, in the event that any Schedule delivered pursuant to this Agreement is modified, Seller shall use reasonable efforts to provide Buyer with such modified Schedule in a reasonably timely manner and in any event Seller shall provide Buyer with such modified Schedules no later than the fifth Business Day prior to the Closing Date.

4.6      SUFFICIENCY OF FUNDS

         Buyer (i) has funds available to pay the Purchase Price and any expenses incurred by Buyer in connection with the transactions contemplated by this Agreement; (ii) has the resources and capabilities (financial or otherwise) to perform hereunder and under the Collateral Agreements; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect such resources and capabilities.

5.       CERTAIN COVENANTS

5.1      ACCESS AND INFORMATION

         (a) Seller will give, and cause its Affiliates to give, to Buyer and to its officers, employees, accountants, counsel, environmental consultants and other representatives reasonable access during Seller's or the applicable Affiliate's normal business hours throughout the period prior to the Closing to all of Seller's or the applicable Affiliate's properties, books, contracts, commitments, reports of examination and records (excluding confidential portions of personnel records) directly relating to the Business or the Purchased Assets (but excluding the Excluded Assets and Excluded Liabilities (other than those relating to environmental or occupational health and safety matters) and subject to any limitations

                          LUCENT TECHNOLOGIES/CELESTICA
that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation). Seller shall assist, and cause its Affiliates to assist, Buyer in making such investigation and shall cause its counsel, accountants, engineers, consultants and other non-employee representatives to be reasonably available to Buyer for such purposes; it BEING UNDERSTOOD that Buyer shall reimburse Seller or the applicable Affiliate promptly for reasonable and necessary out of pocket expenses incurred by Seller or any Affiliate in complying with any such request by or on behalf of Buyer. In accordance with and subject to the foregoing, Seller shall permit environmental consultants retained by Buyer to conduct reasonable environmental studies of the Premises. In accordance with and subject to the foregoing, Seller shall permit environmental consultants retained by Buyer to conduct environmental studies of the Premises that are recommended by such consultants (including reasonable intrusive environmental investigations where so recommended) on a basis that does not interfere unreasonably with the ongoing operations of the Business. Seller shall have the right to review Buyer's plans for environmental studies/investigations and shall provide prompt comments. Buyer shall provide Seller with a copy of any report(s) resulting from Buyer's environmental studies/investigations which shall be subject to the same confidentiality obligations as the Reports are in Section 5.10. Seller shall not be bound by any conclusions or recommendations or findings of Buyer's consultants' studies/investigations but such shall constitute non-exclusive evidence of the information, findings, conclusions and recommendations therein. When Buyer's studies/investigations are completed, Buyer shall at its expense reasonably restore the Premises to a state not materially worse than its previous condition.

         (b) After the Closing Date, Seller and Buyer will provide, and will cause their respective Affiliates to provide, to each other and to their respective officers, employees, counsel and other representatives, upon request (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation), reasonable access for inspection and copying of all Business Records, Governmental Permits, Licenses, Contracts and any other information existing as of the Closing Date and relating to the Business or the Purchased Assets, and will make their respective personnel reasonably available for interviews, depositions and testimony in any legal matter concerning transactions, operations or activities relating to the Business or the Purchased Assets, and as otherwise may be necessary or desirable to enable the party requesting such assistance to: (i) comply with reporting, filing or other requirements imposed by any foreign, local, state or federal court, agency or regulatory body; (ii) assert or defend any claims or allegations in any litigation or arbitration or in any administrative or legal proceeding other than claims or allegations that one party to this Agreement has asserted against the other; or (iii) subject to clause (ii) above, perform its obligations under this Agreement. The party requesting such information or assistance shall reimburse the other party for all reasonable out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 5.1(b) shall be during normal business hours and upon not less than two (2) Business Days' prior written request by or on behalf of Buyer and shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein.


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                          LUCENT TECHNOLOGIES/CELESTICA

         (c) Buyer agrees to preserve all Business Records, Licenses and Governmental Permits relating to the period ending on the Closing Date and to the extent transferred to Buyer for at least seven (7) years after the Closing Date. After this seven-year period and at least ninety (90) days prior to the planned destruction of any Business Records, Licenses or Governmental Permits, Buyer shall notify Seller in writing and shall make available to Seller, upon its request, such Business Records, Licenses and Governmental Permits. Buyer further agrees that, to the extent Business Records, Licenses or Governmental Permits are placed in storage, they will be indexed in such a manner as to make individual document retrieval possible in an expeditious manner as is reasonably practicable under the circumstances.

5.2      CONDUCT OF BUSINESS

         From and after the date of this Agreement and until the Closing Date, except as set forth on SCHEDULE 5.2 or as otherwise contemplated by this Agreement or the Schedules hereto or as Buyer shall otherwise consent to in writing, Seller, with respect to the Business:

         (a) will carry on the Business in the ordinary course consistent with past practice;

         (b) will not permit, other than in the ordinary course of business consistent with past practice or as may be required by Law or a Governmental Body, all or any of the Purchased Assets (real or personal, tangible or intangible) presently and actively used in the operation of the Business to be sold, licensed or subjected to any Encumbrance (other than a Permitted Encumbrance granted in the ordinary course of business);

         (c) will not acquire, sell, lease, license, transfer or dispose of any asset that would otherwise be a Purchased Asset except in the ordinary course of business consistent with past practice;

         (d) will not terminate or materially extend or materially modify any Material Contract except in the ordinary course of business consistent with past practice; provided however that Seller shall provide written notice to Buyer prior to or promptly following any such termination, extension or modification;

         (e) will not do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect or intentionally omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect at such time; or

         (f) will not enter into any agreement or commitment with respect to any of the foregoing.


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                          LUCENT TECHNOLOGIES/CELESTICA

5.3      TAX REPORTING AND ALLOCATION OF CONSIDERATION

         (a) Seller and Buyer acknowledge and agree that (i) Seller will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Seller to any Business Employee in connection with operating the Business prior to or on the Closing Date, and (ii) Buyer will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Buyer to any Transferred Employee in connection with operating the Business after the Closing Date.

         (b) Seller and Buyer recognize their mutual obligations pursuant to
Section 1060 of the Code to timely file IRS Form 8594 (the "ASSET ACQUISITION STATEMENT") with each of their respective federal income tax returns. Accordingly, Seller and Buyer shall, no later than thirty (30) days after the Purchase Price adjustment pursuant to Section 2.3(b)(iii), if any, has been agreed upon, attempt in good faith to (i) enter into a Purchase Price allocation agreement providing for the allocation of the Purchase Price among the Purchased Assets consistent with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder and (ii) cooperate in the preparation of the Asset Acquisition Statement in accordance with clause (i) of this paragraph for timely filing with each of their respective federal income tax returns. If Seller and Buyer shall have agreed on a Purchase Price allocation and an Asset Acquisition Statement, Seller and Buyer shall file the Asset Acquisition Statement in the form so agreed and neither Seller nor Buyer shall take a Tax position which inconsistent with such Purchase Price allocation.

5.4      BUSINESS EMPLOYEES

         (a) Buyer shall make offers of employment to all Business Employees listed on Schedule 5.4 on the Closing Date, or such later date within six (6) months of the Closing Date (except to the extent required by Law) on which those individuals absent due to vacation, holiday, illness, leave of absence or disability present themselves for full-time employment with Buyer. The Business Employees listed on Schedule 3.8(a) who accept such offers of employment shall be referred to as "Initially Transferred Employees". Other employees of Seller employed in the Business shall be made available by Seller to Buyer after the Closing Date in accordance with the terms of the Business Services Agreement and may be hired by the Buyer in its discretion upon the termination of the Business Services Agreement. Any such employee hired by Buyer shall be referred to as a "Subsequently Transferred Employee", and Initially Transferred Employees and Subsequently Transferred Employees shall be referred to as "Transferred Employees". The date on which a Transferred Employee's employment with Buyer is effective shall be the "Transfer Date".

         (b) Buyer shall provide for a total compensation package of salary, bonus opportunity and benefits (on an aggregate basis) to each Transferred Employee which is substantially similar to that offered by Buyer to similarly situated employees of Buyer, excepting only those Transferred Represented Employees whose terms and conditions of employment may be governed by a collective bargaining agreement negotiated between Buyer and the Union on or before the commencement of their employment. Employment by Buyer of the Transferred Represented Employees following their respective Transfer Dates shall be on


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terms and conditions consistent with the collective bargaining agreements entered into by Buyer and the Union, with such changes in such terms and conditions as agreed to by such parties. Buyer's 401(k) plan, severance plan, active medical, retiree medical (except for Transferred Employees who are eligible for benefits under Seller's retiree medical plan as of their respective Transfer Dates), dental, long term disability and life insurance programs, and paid time off policy shall recognize for each Transferred Employee who is a Non-Represented Employee, and Buyer's 401(k) plan, long term disability program, and paid time off policy shall recognize for each Transferred Employee who is a Represented Employee, all service with Seller, including service with predecessor employers that was recognized by Seller and any prior unbridged service with Seller, for purposes of determining eligibility to participate, vesting, pre-existing condition elimination period, and for any schedule of benefits based on service. Buyer will continue to provide relocation assistance to those Transferred Employees receiving it as of their respective Transfer Dates and tuition assistance to those Transferred Employees who are receiving such benefits as of their respective Transfer Dates for the current academic session, excepting only those Transferred Represented Employees whose entitlement to such tuition or relocation assistance may have been altered or eliminated by a collective bargaining agreement negotiated between Buyer and the Union on or before the commencement of their employment. Buyer's medical and dental program shall recognize for each Transferred Employee, for purposes of satisfying any deductibles during the coverage period that includes his or her Transfer Date, any payment made by any such employee towards deductibles in any medical or dental program of Seller to the extent permitted by the insurance companies providing such benefits. Buyer shall use commercially reasonable efforts to cause the insurance companies providing such benefits to recognize such payments.

         (c) Employment with Buyer of Initially Transferred Employees shall be effective as of the Business Day following the close of business on the Closing Date, except that the employment of (i) individuals receiving disability benefits or on approved leave of absence on the Closing Date will become effective as of the date they present themselves for full-time employment with Buyer within six (6) months of the Closing Date, and (ii) individuals who are in the process of applying for visas will become effective as of the date that their visas are transferred to Buyer and in the interim will continue to be employed by Seller and made available pursuant to the Business Services Agreement to Buyer who shall reimburse Seller for all direct costs of such employment.

         (d) Buyer agrees that its health and welfare plans (other than its long term disability plans) shall waive any pre-existing condition exclusion (to the extent such exclusion was waived under applicable health and welfare plans offered to the Transferred Employees by Seller and to the extent permitted by the insurance companies providing such benefits to Buyer's employees) and any proof of insurability. (to the extent permitted by the insurance companies providing such benefits to Buyer's employees).

         (e) For a period of six (6) months following the Closing Date, Buyer shall use reasonable commercial efforts to avoid modifying the current task assignments of the Transferred Employees if such reassignments would have a material adverse impact on the


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



continuity of the operation of the Business or on the fulfillment of Buyer's obligations under this Agreement or the Supply Agreement.

         (f) The parties acknowledge that certain Transferred Non-Represented Employees who are employed by Buyer for the period ending six months after the Closing Date will be entitled to payments in accordance with retention agreements entered into with them by Seller. Such payments shall be made promptly by Buyer to the extent funded by Seller, and the parties shall cooperate in exchanging information necessary to determine eligibility for and the amount of such payments.

         (g) Prior to the Closing Date, Seller will provide Buyer with a schedule indicating the expected accrued but unused vacation as of the Closing Date (but not in excess of 40 hours) for each Initially Transferred Employee. Promptly after the Closing Date, Seller shall update such schedule as of the Closing Date. On or before the Transfer Date for each Subsequently Transferred Employee who is a Non-Represented Employee, Seller shall provide Buyer with the same information with respect to such Subsequently Transferred Employee. Buyer shall credit each Transferred Non-Represented Employee with the accrued but unused vacation time reflected on such updated schedule, and any accrued but unused vacation in excess of 40 hours shall be paid by Seller. With respect to accrued but unused vacation for each Transferred Represented Employee, accrued but unused vacation as of the Closing Date shall be treated by Buyer in accordance with the collective bargaining agreements entered into by Buyer and the Union, with such changes in such agreements as agreed to by such parties and, to the extent not assumed by Buyer, such accrued but unused vacation shall be paid by Seller. On the relevant Transfer Date for a Subsequently Transferred Employee, Seller shall reimburse Buyer for any accrued but unused vacation of such Subsequently Transferred Employee as of his or her Transfer Date, calculated in accordance with the foregoing provisions of this Section 5.4(g), and the amount owed to such Subsequently Transferred Employees in respect of such accrued but unused vacation shall be assumed by Buyer.

         (h) Seller shall provide "continuation coverage" to any "qualified beneficiary" who is covered by a "group health plan" sponsored, maintained or contributed to by Seller and who has experienced a "qualifying event" or is receiving "continuation coverage". All terms shall be defined in accordance with Code Section 4980B and ERISA Section 601 et seq.

5.5      COLLATERAL AGREEMENTS; LEASED EQUIPMENT

         (a) On or prior to the Closing Date, Buyer and/or its Affiliates, as applicable, shall execute and deliver to Seller, and Seller and/or its Affiliates, as applicable, shall execute and deliver to Buyer the Collateral Agreements.

         (b) On or prior to the Closing Date, Seller shall provide Buyer with the costs and other terms applicable to the leases of furniture, office equipment and Leased Equipment and Buyer shall decide whether and to what extent such furniture, office equipment and Leased Equipment will (i) (x) transfer to Buyer as of the Closing Date by Buyer assuming the leases for such furniture and/or equipment in which case such lease agreements shall be deemed Contracts hereunder, or (y) be acquired by Buyer as of the Closing Date by Buyer paying for the costs of purchasing such furniture and/or equipment pursuant to the leases (the


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


"Purchased Leased Equipment"), or (ii) remain the property of Seller as of the Closing Date (the "Excluded Leased Equipment").

5.6      REGULATORY COMPLIANCE

         Buyer and Seller shall cooperate, and shall cause their respective Affiliates to cooperate, with the other in making filings under the HSR Act and any applicable filings required under foreign antitrust Laws, and each party shall use its reasonable commercial efforts to resolve such objections, if any, as the Antitrust Division of the Department of Justice or the Federal Trade Commission or state antitrust enforcement or other Governmental Body may assert under the antitrust Laws with respect to the transactions contemplated hereby. In the event an action is instituted by any Person challenging the transactions contemplated hereby as violative of the antitrust Laws, Buyer and Seller shall use, and shall cause their respective Subsidiaries to use, their respective reasonable commercial efforts to resist or resolve such action.

5.7      CONTACTS WITH SUPPLIERS, EMPLOYEES AND CUSTOMERS

         Without the prior written consent of Seller, which may be withheld for any reason or no reason, Buyer agrees it will not contact any suppliers to, or customers of, the Business or any Business Employees in connection with or pertaining to any subject of this Agreement.

5.8      NO NEGOTIATION OR SOLICITATION

         Prior to the Closing Date, Seller and its Affiliates will not (and Seller will cause each of its employees, officers and agents not to) (a) solicit, initiate, entertain or encourage the submission of any proposal or offer from any Person, other than Buyer, relating to the direct or indirect acquisition of the Business or all or any portion of the Purchased Assets (other than in the ordinary course of business), or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller will notify Buyer if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

5.9      USE OF LUCENT'S NAME

         (a)      Buyer and Seller agree as follows:

                  (i) Within three (3) months after the Closing Date, Buyer shall, remove "Lucent," "Lucent Technologies" or other similar mark and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates (the "SELLER MARK") that is not part of the Licensed Intellectual Property from all buildings, signs and vehicles of the Business;

                  (ii) Immediately after the Closing Date, Buyer shall cease using Seller Marks that are not part of the Licensed Intellectual Property in all


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




                            invoices, letterhead, advertising and promotional materials, office forms or business cards;

             (iii) Within three (3) months after the Closing Date, Buyer shall cease using Seller Marks that are not part of the Licensed Intellectual Property in electronic databases, web sites, product instructions, packaging (except as provided below) and other materials, printed or otherwise (all such materials, together with buildings, signs and vehicles of the Business described in clauses (i) and (ii) above, "MARKED ASSETS"). Notwithstanding the foregoing, Buyer shall not be restricted in using any packaging materials that are in inventory as of the Closing Date;

             (iv) Buyer shall not be required at any time to remove any previously authorized use of Seller Marks that are not part of the Licensed Intellectual Property from inventory of the Business that is in existence as of the Closing Date ("EXISTING INVENTORY"), nor shall Buyer be required at any time to remove such Seller Marks from schematics, plans, manuals, drawings, machinery, tooling including hand tools, and the like of the Business in existence as of the Closing Date to the extent that such instrumentalities are used in the ordinary internal conduct of the Business and are not generally observed by the public or are intended for use as means to effectuate or enhance sales (such items, "MARKED INSTRUMENTALITIES"). Buyer shall use Reasonable Efforts to remove Seller Marks that are not part of the Licensed Intellectual Property from those assets of the Business that are not Marked Instrumentalities or Existing Inventory, including those assets (such as, but not limited to, tools, molds, and machines) used in association with the manufacture of the products of the Business or otherwise reasonably used in the conduct of the Business after the Closing Date (such assets, "OTHER MARKED ASSETS"). For the purposes of this Section 5.9, "REASONABLE EFFORTS" means Buyer shall remove Seller Name from such Other Marked Assets but only at such time when such asset is not operated or otherwise is taken out of service in the normal course of business due to regular maintenance or repair (but only for such repairs or maintenance where such removal could normally be undertaken, for example, repair or maintenance of a mold cavity) whichever occurs first; PROVIDED that, in no event shall Buyer use Seller Name after the date which is six (6) months from the Closing Date. Buyer shall not be required to perform such removal on such Other Marked Assets that are not or no longer used to manufacture the products of the Business or other parts, or if discontinuance of use of such Other Marked Assets is reasonably anticipated during such time period; provided, such Other Marked Assets are not sold or otherwise transferred to a Third Party absent Lucent's prior written approval.


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                          LUCENT TECHNOLOGIES/CELESTICA

             (v) Seller hereby grants to Buyer a limited right to use Seller Marks with regard to the Marked Assets, Existing Inventory, Other Marked Assets and Marked Instrumentalities during the periods, if any, specified in clauses (i) - (iv) above.

             (vi) Buyer acknowledges and agrees that Lucent is the owner of Seller Marks and all goodwill attached thereto. This Agreement does not give Buyer any interest in Seller Marks except the right to use Seller Marks in accordance with this Agreement, the Intellectual Property Agreement and the Supply Agreement. Buyer agrees not to attempt to register Seller Marks nor to register anywhere in the world a mark same as or confusingly similar to Seller Marks.

         (b) In no event shall Buyer or any Affiliate of Buyer advertise or hold itself out as Lucent or an Affiliate of Lucent after the Closing Date.

5.10     ENVIRONMENTAL

         (a) At the time of Closing, Seller will ensure that no Hazardous Substances that are waste are located on the Premises or that arrangements satisfactory to Buyer, acting reasonably, are in place to promptly dispose thereof.

         (b) Seller authorizes Buyer to contact any of Buyer's consultants and to obtain from such consultants any reliance letters which any of such consultants are prepared to provide. With respect to all other environmental reports prepared for Seller's consultants, Seller conveys and provides to Buyer the same assurances of reliance that it received from the authors of such reports.

         (c)
                  (i)       Seller acknowledges that the documents listed in
                            Schedule 3.10 are non-exclusive evidence of pre-Closing presence or releases, spills, emissions, discharges, leaks, disposals, leaching or migration into the indoor or outdoor environment of Hazardous Substances by Lucent and consequently such Hazardous Substances as are referred to therein ("the Lucent Identified Hazardous Substances") are Hazardous Substances to which this Section 5.10 and Section 9.3(b) apply.

                  (ii) Seller at its sole cost, shall promptly take all action required by Environmental Law to investigate, remediate or otherwise resolve issues related to the Lucent Identified Hazardous Substances and will retain all liability for and the responsibility to address the Lucent Identified Hazardous Substances to the extent such are not so investigated, remediated or resolved from time to time. All action of Seller shall be conducted in a manner complying with Environmental Law and other relevant Laws and requirements of Governmental Bodies, which shall include without limitation minimizing interference (to the extent practicable) with activities of Buyer and others on the


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                          LUCENT TECHNOLOGIES/CELESTICA

                            Columbus Premises, using reasonably competent personnel as selected by Seller to accomplish such objectives and restoring the Columbus Premises to its previous condition. Without limitation of the foregoing Seller shall use all reasonable efforts to obtain a Covenant Not to Sue ("CNS") from the Ohio Environmental Protection Agency ("Ohio EPA") under the Ohio Voluntary Action Program set forth at Ohio Revised Code Chapter 3746 and Ohio Administrative Code Chapter 3745-300, as amended from time to time. The CNS shall apply to the entire Columbus Premises and contain terms and conditions that are acceptable to Buyer. The application for such CNS is to be submitted by December 31, 2002 or as soon as reasonably practicable thereafter. To the extent engineered or institutional controls may be considered necessary by Seller to achieve the CNS, Buyer must consent to same but such consent shall not be unreasonably withheld. Use restrictions shall only be imposed on those portions of the Columbus Premises where a CNS cannot be obtained without such restrictions and, in no event, shall any use restriction on all or any portion of the Columbus Premises be other than a commercial use unless circumstances reasonably require otherwise. Seller shall bear the cost of maintaining any engineering and institutional controls. Seller will at all times keep Buyer fully informed as to progress of the remediation and Seller shall consult with Buyer with respect to key decisions.

             (iii) After Closing, Seller shall be entitled to a reasonable opportunity, including reasonable discovery from Buyer, to gather and to examine evidence as to whether an environmental, health or safety condition identified at the Premises is attributable to the pre-Closing period.

             (iv)           In conjunction  with, but without  limitation  by,
                            Section 5.1 of this Agreement, Buyer intends to, and Seller hereby agrees that Buyer may, engage Golder Associates Ltd. (the "Consultant") to perform an environmental investigation (the "Investigation") in, on, under and, to the extent reasonably practicable, about the Columbus Premises with a view to discovering and recording both (A) the conditions on the Closing Date relevant to occupational health and safety and (B) the environmental condition on the Closing Date of the Columbus Premises and the business operations conducted thereon and of other lands to the extent affected by activities conducted on or in connection with the Columbus Premises (including, without limitation, the presence or release of Hazardous Substances). The Investigation will rely on previous work by Seller and Seller's consultants to the extent considered reasonable by Consultant. Seller shall make available to the Consultant all information in its possession or under the control (or which with reasonable efforts could be in the possession or under the control) of the Seller and any of its Affiliates relevant to the Investigation. Seller and Buyer and their Affiliates will use


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



                            commercially reasonable efforts to cooperate with Consultant in connection with the conduct of the Investigation, including, without limitation, making their personnel reasonably available to the Consultant and its agents and representatives. The Investigation will include the conduct of a Phase I Environmental Site Assessment complying with ASTM Standard E1527-00, enhanced to address asbestos and asbestos containing materials, lead-based paint, wetlands issues and any other items deemed appropriate by Consultant, and a Phase II Environmental Site Assessment designed to address, confirm and delineate all potential environmental conditions identified in the said Phase I Environmental Site Assessment, including without limitation, the following:

                                 (I)      the existence of Hazardous
                                          Substances on the Columbus Premises
                                          from the Columbus Drum Works, the
                                          Bedford Landfill or other off-site
                                          sources;

                                 (II) the existence of Hazardous Substances under or near the structures on the Columbus Premises;

                                 (III)    the presence of Legionella bacteria
                                          on the Columbus Premises;

                                 (IV)     the presence and condition of
                                          asbestos-containing materials on the
                                          Columbus Premises;

                                 (V)      investigation of the presence and
                                          condition of lead-based paint on the
                                          Columbus Premises; and

                                 (VI)     air quality testing regarding mold
                                          and asbestos fibres and other
                                          Hazardous Substances in the air in the
                                          structures on the Columbus Premises.

             (v) The Investigation will continue following the date hereof with the intent of completing the Investigation within three months from the date hereof. Seller and Buyer acknowledge that the completion of the Investigation shall most likely occur following the Closing Date and that the completion of the Investigation shall not be a condition to the Closing.

             (vi) The reports to be produced recording matters relevant to the Investigation, including the Phase I and Phase II Environmental Site Assessments, (the "Reports") shall, among other things, set out the location, likely extent and concentration of each Hazardous Substance discovered in, on, under, about or from the Columbus Premises. The parties will have an opportunity to review and comment on the draft Reports upon their becoming available and before being prepared by


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                          LUCENT TECHNOLOGIES/CELESTICA
                            the Consultant in final form and Consultant shall by instructed to consider and incorporate on a reasonable basis all reasonable comments of the parties. Seller shall keep the Reports confidential except that Seller shall be entitled to provide copies of the Reports on a confidential basis to such Persons reasonably determined by Seller to require such information to effectuate the provisions of this Section 5.10 as is required by applicable Law, by securities regulatory authorities and stock exchanges or in connection with any dispute relating hereto. Seller and Buyer agree that the Reports shall constitute non-exclusive evidence of the environmental and occupational safety and health conditions of the Columbus Premises and Seller's business operations at or around the time of the Closing and such conditions, to the extent described by the Consultant and not constituting Lucent Disclosed Hazardous Substances are referred to as the "Golder Described EH&S Conditions".

             (vii) Buyer shall pay all fees of the Consultant in connection with the Investigation, including the preparation of and finalization of the Reports, and Seller and Buyer shall each otherwise be responsible for any costs such party incurs in connection therewith.

             (viii) Seller, at its sole cost, shall promptly take all action required by Environmental Law to investigate, remediate or otherwise resolve the issues related to the Golder Described EH&S Conditions (including, without limitation, the presence or release of Hazardous Substances) and will retain all liability for and the responsibility to address the Golder Described Closing EHS Conditions to the extent that the EHS Closing Conditions are not so investigated, remediated or resolved with from time to time. The parties acknowledge that the fact that the Consultant describes a matter as an environmental or health and safety condition does not determine whether or not such matter requires investigation, remediation or other resolution under Environmental Law. All action of Seller shall be conducted in a manner complying with Environmental Law and other relevant Laws and requirements of Governmental Bodies, which shall include without limitation minimizing interference (to the extent practicable) with activities of Buyer and others on the Columbus Premises, using reasonably competent personnel as selected by Seller to accomplish such objectives and restoring the Columbus Premises to its previous condition.

             (ix) To the extent that a CNS is obtained through the use of engineering and/or institutional controls acceptable to Buyer and Hazardous Substances are permitted to remain on the Columbus Premises, Seller shall remain liable for and shall be responsible for all future costs associated with maintaining the engineering and institutional controls.


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                          LUCENT TECHNOLOGIES/CELESTICA

             (x) Buyer shall cooperate with Seller as necessary to effectuate the provisions of this Section 5.10 (including without limitation furtherance of the investigatory and remedial actions set forth above) in accordance with the provisions of this Agreement provided that all reasonable costs thereof shall be for the account of and paid by Seller.

             (xi) Seller will promptly and in a prudent manner complying with Environmental Laws demolish, remove and properly dispose of the former wastewater treatment plant, the abandoned tanks formerly used for caustics, solvents and acids, and the former used fuel oil storage tanks and, thereafter, restore all portions of the Premises affected by the presence, demolition or removal of the said plant and tanks to standards satisfactory to Buyer, acting reasonably. Seller will proceed with the said demolition, removal and restoration only after reasonable notice to Buyer and only in accordance with plans approved by Buyer acting reasonably. Seller will indemnify and hold harmless Buyer and all persons affiliated or associated with Buyer from and against all Losses arising out of or in connection with the said demolition, removal and restoration.

5.11     SEC DISCLOSURE

         Each party acknowledges that the other party (or an Affiliate of such other party) may, upon advice of its legal advisors, be required to file this Agreement with the United States Securities and Exchange Commission ("SEC"). If a party is required to so file, it shall (i) give notice to the other party of such filing requirement together with a copy of its draft application to the SEC requesting the redaction as far in advance of such filing requirement as is reasonably practicable, and (ii) permit such other party's legal advisors to participate in the redaction of this Agreement on a mutually agreeable basis (with the understanding that each party shall include in its initial application the preferred redactions being sought by the other party). Each party agrees that it will (i) work in good faith to include all recommendations of the other party in all subsequent response filings with the SEC and (ii) use all commercially reasonable efforts to ensure that only such information is disclosed as in necessary to meet the SEC requirements. Each party shall use reasonable efforts to cause its legal counsel to act in a timely manner in order to meet the other party's requirements to timely meet its filing obligations.

5.12     SCHEDULE UPDATES

         On and after the date hereof and until the fifth Business Day prior to the Closing Date, Seller may (i) update SCHEDULES 1.1(d), 2.1(g), 2.1(i), 3.3(b), 3.8(a) and 3.8(b) (with respect to the first sentence only) (in each case, only to reflect changes occurring in the ordinary course of business in accordance with Section 5.2 and also, (a) in the case of SCHEDULE 1.1(d), only to reflect the addition of Principal Equipment in the ordinary course of business in accordance with Section 5.2 that is necessary but not material to the conduct of the Business and (b) in the case of Schedule 3.8(a) to reflect Business Employees who retire from employment with Seller or whose employment will be involuntarily terminated by


                                     - 38 -

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



Seller) and (ii) update any other Schedule attached to this Agreement in a material manner with the consent of Buyer, such consent not to be unreasonably withheld. On and after the date hereof and until the Business Day prior to the Closing Date, the parties may modify Schedule 5.4 to reflect the Initially Transferred Employees, if any, to whom Buyer will offer employment on the Closing Date based solely on Buyer's assessment of its business needs. Seller and Buyer shall work together, acting reasonably and in good faith, to agree on any changes to Schedules effected pursuant to (ii) above, and to use their reasonable efforts to ensure that Closing is not delayed as a result of changes to Schedules pursuant to (ii) above.

5.13     ASSETS PUT

         (a) In the event that Buyer is unable to utilize to a reasonable extent (being not less than 60% utilization) certain Principal Equipment, which shall be identified on Schedule 1.1(d) as being subject to this Section 5.13(a), in the Business on or before the first anniversary of the Closing Date or prior thereto if it becomes apparent that such Principal Equipment cannot be utilized to a reasonable extent as aforesaid as a result of low demand, termination or suspension of a product line or otherwise, Buyer shall have the right to cause Seller to purchase all or a portion of such Principal Equipment, upon providing Seller with a notice identifying such Principal Equipment and the applicable purchase price. The purchase price of such Principal Equipment shall be equal to the purchase price paid by Buyer to Seller for the applicable Principal Equipment at Closing. Seller shall pay the purchase price applicable to such Principal Equipment no later than ten (10) Business Days following the receipt of the aforementioned notice.

         (b) For a period of six (6) months following the Closing Date, Buyer shall have an option to purchase from Seller certain Excluded Assets, which shall be identified on Schedule 2.2(i) as being subject to this Section 5.13(b), upon providing Seller with a notice identifying such Excluded Assets and the applicable purchase price. Nothing herein contained shall be construed to restrict the Buyer's ability to sell such Excluded Assets to a Third Party provided that if Seller receives an offer from a Third Party to acquire any such Excluded Assets, Seller shall notify Buyer and Buyer shall have five (5) Business Days to provide Seller with a notice of its intention to purchase all or a portion of such Excluded Assets. Buyer's option shall terminate in the event that such Excluded Assets are lost, substantially damaged or destroyed. The purchase price of such Excluded Assets shall be equal to the lesser of the net book value of such Excluded Assets at the Closing Date and the price the Third Party offered to pay for such Excluded Assets. Buyer shall pay the purchase price applicable to such Excluded Assets no later than ten (10) Business Days following the receipt by Seller of the relevant notice provided by Buyer and upon delivery by Seller to Buyer of such Excluded Assets.

5.14     BUSINESS SERVICES AGREEMENT

         Prior to the Closing Date, Buyer and Seller shall use all reasonable efforts acting in good faith to negotiate and settle a Business Services Agreement on the terms and conditions set forth in the Business Services Term Sheet attached hereto as Exhibit I.


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                          LUCENT TECHNOLOGIES/CELESTICA

6.       CONFIDENTIAL NATURE OF INFORMATION

6.1      CONFIDENTIALITY AGREEMENT

         Buyer agrees that the Confidentiality Agreement shall apply to (a) all documents, materials and other information that it shall have obtained regarding Seller or its Affiliates during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), any investigations made in connection therewith and the preparation of this Agreement and related documents and (b) all analyses, reports, compilations, evaluations and other materials prepared by Buyer or its counsel, accountants or financial advisors that contain or otherwise reflect or are based upon, in whole or in part, any of the provided information; PROVIDED, HOWEVER, that subject to Section 6.2(a), the Confidentiality Agreement shall terminate as of the Closing and shall be of no further force and effect thereafter with respect to information of Seller the ownership of which is transferred to Buyer.

6.2      SELLER'S PROPRIETARY INFORMATION

         (a) Except as provided in Section 6.2(b) and 6.2(d), and except as otherwise provided in the Intellectual Property Agreement or the Supply Agreement, after the Closing and for a period of five (5) years following the Closing Date, Buyer agrees that it will keep confidential all of Seller's and its Affiliates' Proprietary Information that is received from, or made available by, Seller in the course of the transactions contemplated hereby, including, for purposes of this Section 6.2, information about Seller's and its Affiliates' business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements or other technical and business information, except for such Proprietary Information as is conveyed to Buyer as part of the Purchased Assets.

         (b) Notwithstanding the foregoing, such Proprietary Information shall not be deemed confidential and Buyer shall have no obligation with respect to any such Proprietary Information that:

             (i) at the time of disclosure was already known to Buyer other than through this transaction, free of restriction as evidenced by documentation in Buyer's possession;

             (ii) is or becomes publicly known through publication, inspection of a product, or otherwise, and through no negligence or other wrongful act of Buyer;

             (iii) is received by Buyer from a Third Party without similar restriction and without breach of any agreement;


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



             (iv)          to the extent it is independently developed by Buyer;
                           or

             (v) is, subject to Section 6.2(c), required to be disclosed under applicable Law or judicial process.

         (c) If Buyer (or any of its Affiliates) is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of Seller's Proprietary Information, Buyer will promptly notify Seller of such request or requirement and will cooperate with Seller such that Seller may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer (or any of its Affiliates) is in the written opinion of Buyer's counsel required to disclose the Proprietary Information, Buyer (or its Affiliate) may disclose only so much of the Proprietary Information to the party compelling disclosure as is required by Law. Buyer will exercise its (and will cause its Affiliates to exercise their) reasonable commercial efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Proprietary Information.

         (d) Except to the extent that disclosure thereof is required under accounting, stock exchange or Federal Securities Laws disclosure obligations, the terms and conditions of this Agreement, and all attachments and amendments hereto and thereto shall be considered Proprietary Information protected under this Article 6. Notwithstanding anything in this Article 6 to the contrary, in the event that any such Seller's Proprietary Information is also subject to a limitation on disclosure or use contained in another written agreement between Buyer and Seller (including but not limited to, the Intellectual Property Agreement) that is more restrictive than the limitation contained in this
Article 6, then the limitation in such agreement shall supersede this Article 6. Notwithstanding anything in this Article 6 to the contrary, Buyer shall be permitted to disclose the terms and conditions of this Agreement, and all attachments and amendments hereto and thereto, and copies thereof, to its Affiliates and to its and their respective officers, directors and employees and professional advisors, in each case, who have a need to know such information for the purposes of discharging their duties to Buyer and its Affiliates, and to its lenders and investment dealers where required to do so under binding agreements with such Persons; provided, however, that Buyer shall require all such Persons to maintain the confidentiality of any such information in accordance with the terms hereof and Buyer shall remain responsible to Seller for the actions of such parties with respect to such information.

7.       CLOSING

         At the Closing, the following transactions shall take place:

7.1      DELIVERIES BY SELLER

         On the Closing Date, Seller shall deliver to Buyer the following:

         (a)      the Collateral Agreements;


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



         (b) all consents, waivers or approvals theretofore obtained by Seller with respect to the sale of the Purchased Assets or the consummation of the transactions contemplated by this Agreement or the Collateral Agreements;

         (c) an opinion or opinions of Counsel for Seller dated the Closing Date with respect to the matters described in Sections 3.1,
                  3.2 and 3.3(a)(i) in a form and subject to such exceptions as are customary for transactions similar to those contemplated hereby, which form shall be reasonably acceptable to Buyer;

         (d) a certificate of an appropriate officer of Seller, dated the Closing Date, certifying to the best of his or her knowledge the fulfillment of the conditions set forth in Sections 8.2(a) and (b);

         (e) to the extent required, updated Schedules revised in accordance with Section 5.12 to reflect changes in the operations or condition of the Business between the date hereof and the Closing Date; and

         (f) all such other bills of sale, assignments and other instruments of assignment, transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Purchased Assets to Buyer and to put Buyer in actual possession or control of the Purchased Assets.

7.2      DELIVERIES BY BUYER

         On the Closing Date, Buyer shall deliver to Seller the following:

         (a)      the Purchase Price as provided in Section 2.3;

         (b)      the Collateral Agreements;

         (c) an opinion or opinions of Counsel for Buyer, and any Affiliates of Buyer, to the extent that such Affiliate is a party to any of the Collateral Agreements, dated the Closing Date with respect to the matters described in Sections 4.1,
                  4.2 and 4.3(a)(i) in a form and subject to such exceptions as are customary for transactions similar to those contemplated hereby, which form shall be reasonably acceptable to Seller;

         (d) a certificate of an appropriate officer of Buyer, dated the Closing Date, certifying to the best of his or her knowledge the fulfillment of the conditions set forth in Sections 8.3(a) and (b);

         (e) all such other documents and instruments as Seller may reasonably request or as may be otherwise necessary or desirable to evidence and effect the assumption by Buyer of the Assumed Liabilities; and


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                          LUCENT TECHNOLOGIES/CELESTICA

         (f) evidence of the obtaining of or the filing with respect to, any required approvals set forth on SCHEDULE 4.3(b).

7.3      CLOSING DATE

         The Closing shall take place on the Closing Date at the offices of Seller, 600 Mountain Avenue, Murray Hill, New Jersey 07974, at 10:00 a.m. local time within five (5) Business Days following the date on which the last of the conditions specified in Article 8 to be satisfied or waived has been satisfied or waived, or at such other place or time or on such other date as Seller and Buyer may agree upon in writing (such date and time being referred to herein as the "Closing Date").

7.4      CONTEMPORANEOUS EFFECTIVENESS

         All acts and deliveries prescribed by this Article 7, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery required by this Article, and none of such acts or deliveries will be effective until the last of the same has occurred.

7.5      RISK OF LOSS FOR PURCHASED ASSETS

         From the date hereof to the Effective Time on the Closing Date, the Purchased Assets shall be and remain at the risk of Seller. If prior to the Effective Time on the Closing Date, any of such Purchased Assets are destroyed or damaged by fire or any other casualty or shall be appropriated, expropriated or seized by Governmental Body or other lawful authority, Buyer shall not be required to complete the purchase of such Purchased Asset and shall not be required to pay to Seller the portion of the Purchase Price attributed to such Purchased Asset. In the event that the relevant Purchased Asset has not been destroyed or appropriated, expropriated or seized but merely damaged and Buyer elects to complete the purchase of such asset, the Purchase Price shall be reduced by an amount mutually agreed by the parties or, if mutually agreed to by the parties, Buyer shall pay the full Purchase Price therefor and any proceeds of insurance net of all proven expenses incurred and paid by Seller to obtain payment of such insurance proceeds, shall be paid to Buyer, if previously received, or assigned to Buyer, in either case, as at the Effective Time on the Closing Date.

8.       CONDITIONS PRECEDENT TO CLOSING

8.1      GENERAL CONDITIONS

         The respective obligations of Buyer and Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         (a) NO INJUNCTIONS. No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or the Collateral Agreements.


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


         (b) ANTITRUST LAWS. Any applicable waiting period under the HSR Act or other applicable antitrust Laws relating to the transactions contemplated by this Agreement or the Collateral Agreements shall have expired or been terminated.

8.2      CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         The obligations of Buyer to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by
Buyer:

         (a)  REPRESENTATIONS  AND WARRANTIES OF SELLER TRUE AT CLOSING.
              The representations and warranties of Seller contained in this Agreement or in any schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby (X) which are qualified by materiality shall be true and correct, and (Y) which are not qualified by materiality shall be true in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, except (i) as affected by the transactions contemplated hereby, and (ii) to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true in all material respects as of the specified date.

         (b) PERFORMANCE BY SELLER. Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements.

         (c) REQUIRED CONSENTS. Seller shall have obtained all of the Required Consents, except where the failure to obtain such consents, approvals or authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (d) UNION AGREEMENT. The collective bargaining agreements between Buyer and the Union covering the Transferred Represented Employees shall have been ratified and approved by the requisite majority of the members of the Union and executed by the Union on or before the Closing Date provided, however, that in the event that the Seller retains the Represented Employees beyond the Closing Date, in accordance with Section 5.4, the entering into, ratification and approval of the collective bargaining agreements shall cease to be a condition precedent to Buyer's obligation to effect the Closing but the parties shall have executed and delivered the Business Services Agreement as a condition precedent to Buyer's obligation to effect the Closing.


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

                                                    CONFIDENTIAL TREATMENT
                                                    REQUESTED.
                                                    ASTERISKS DENOTE OMISSIONS.

8.3      CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         The obligations of Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by
Seller:

         (a) REPRESENTATIONS AND WARRANTIES OF BUYER TRUE AT CLOSING. The representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true in all material respects as of the specified date.

         (b) PERFORMANCE BY BUYER. Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements.

9.       STATUS OF AGREEMENTS

         The rights and obligations of Buyer and Seller under this Agreement shall be subject to the following terms and conditions:

9.1      EFFECT OF BREACH

         In the event of a material breach of any representation, certification or warranty, or agreement or covenant of Seller under this Agreement that is discovered by Buyer prior to Closing and that cannot be or is not cured by Seller upon prior notice and the passage of a reasonable period of time, Buyer may elect not to proceed with the Closing hereunder, which shall be Buyer's sole remedy for such breach.

9.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing for ***; provided, that the representations and warranties contained in (i) Sections 3.1, 3.2, 3.3(a)(i), 3.4(a), 3.6 (as to the title of the Premises) and Sections 4.1, 4.2 and 4.3(a)(i) shall survive until the ***, (ii) Section 3.10 shall survive for a period of *** years following the Closing Date, (iii) Section 3.12(a) shall survive until the termination or expiry of the Supply Agreement, and (iv) and any claim for any breach of a representation or warranty based on fraud or fraudulent misrepresentation may be made at any time. Neither Seller nor Buyer shall have any liability whatsoever with respect to any such representations or warranties after the survival period for such representation or warranty expires.


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9.3      GENERAL AGREEMENT TO INDEMNIFY

         (a) Seller and Buyer shall indemnify, defend and hold harmless the other party hereto, any Affiliate thereof, and any director, officer or employee of such party or Affiliate thereof (each an "INDEMNIFIED PARTY") from and against any and all claims, actions, suits, proceedings, liabilities, obligations, losses, and damages, amounts paid in settlement, interest, costs and expenses (including reasonable attorney's fees, court costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, "LOSSES") incurred or suffered by any Indemnified Party to the extent that the Losses arise by reason of, or result from (i) the failure of any representation or warranty of such party contained in this Agreement to have been true in all material respects when made and as of the Closing Date except as expressly provided otherwise in Section 8.2(a) or 8.3(a), or (ii) the breach by such party of any covenant or agreement of such party contained in this Agreement to the extent not waived by the other party.

         (b) Seller further agrees to indemnify and hold harmless Buyer from and against any Losses incurred by Buyer arising out of, resulting from, or relating to: (i) the Excluded Liabilities; (ii) Buyer's waiver of any applicable Bulk Sales Laws; (iii) any claim, demand or liability for Taxes imposed on Buyer for which Seller is responsible pursuant to Section 2.9; (iv) any claims of any Business Employee employed by Buyer in connection with any Benefit Plan of Seller or such Business Employee's employment with Seller accruing prior to and including the Closing Date; (v) any event occurring or any condition existing at or prior to the Closing Date relating to the Business, the Premises or the Purchased Assets which now or hereafter constitutes a violation of, or gives rise to any liability under, any Environmental Law; (vi) any presence or any release, spill, emission, discharge, leak, disposal, leaching or migration into the indoor or outdoor environment of any Hazardous Substances in, on, under or from the Premises or the Purchased Assets and whether by Seller or by any other Person at or prior to the Closing Date or prior to the Closing Date; and (vii) any requirement imposed by a Governmental Body to change, improve or modify the processes of the Business so as to bring the same into a state of not being in violation of Environmental Laws.

         (c) Buyer further agrees to indemnify and hold harmless Seller with respect to: (i) any failure of Buyer to discharge any of the Assumed Liabilities; (ii) any claim, demand or liability for Taxes imposed on Seller for which Buyer is responsible pursuant to Section 2.9; and (iii) any medical, health or disability claims of any Transferred Employee, for claims for expenses incurred on or before the close of business on the Closing Date which are not presented on a reasonably timely basis to Seller by such Transferred Employee for payment or reimbursement in accordance with the terms of the applicable Benefit Plan of Seller due to fault of Buyer.

         (d) Amounts payable in respect of the parties' indemnification obligations shall be treated as an adjustment to the Purchase Price. Buyer and Seller agree to cooperate in the preparation of a supplemental Asset Acquisition Statement as required by Section 5.3 and Treasury Reg. Section 1.1060-1T(e) as a result of any adjustment to the Purchase Price pursuant to the preceding sentence. Whether or not the Indemnifying Party (as defined below) chooses to defend or prosecute any Third-Party Claim (as defined in
Section 9.4(a)) both parties

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

                                                    CONFIDENTIAL TREATMENT
                                                    REQUESTED.
                                                    ASTERISKS DENOTE OMISSIONS.

hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith or as provided in Section 5.1.

         (e) The amount of the Indemnifying Party's liability under this Agreement shall be determined taking into account any applicable insurance proceeds actually received by, and other savings, including Tax savings, that actually reduce the overall impact of the Losses upon, the Indemnified Party. The indemnification obligations of each party hereto under this Article 9 shall inure to the benefit of the directors, officers and Affiliates of the other party hereto on the same terms as are applicable to such other party.

         (f) The Indemnifying Party's aggregate liability for all claims made under (i) Section 9.3(a) hereof (other than with respect to breaches of covenants relating to environmental or occupational health and safety matters),
(ii) Section 9.3(a) of the Oklahoma City APA (other than with respect to breaches of covenants relating to environmental or occupational, health and safety matters), and (iii) Section 47.2 of the Supply Agreement shall be subject to the following limitations: (i) the Indemnifying Party shall have no liability for such claims until the aggregate amount of the Losses incurred shall exceed *** dollars (US$***), in which case the Indemnifying Party shall be liable only for the portion of the Losses exceeding *** dollars (US$***), and (ii) the Indemnifying Party's aggregate liability for all such claims (whether made under one or more of Section 9.3(a) hereof, Section 9.3(a) of the Oklahoma City APA or Section 46.2 of the Supply Agreement) shall not exceed *** dollars (US$***). The Indemnified
Party may not make a claim for indemnification under Section 9.3(a) for breach by the Indemnifying Party of a particular representation or warranty after the expiration of the survival period specified in Section 9.2.

         (g) The Indemnifying Party's liability for all claims (excluding those made under Section 9.3(a) which shall be governed by Section 9.2(f) and excluding all claims made under Section 9.3(b)(v), (vi) or (vii) with respect to environmental or occupational health and safety matters), shall be subject to the following limitation: the Indemnifying Party shall have no liability for such claims until the aggregate amount of the Losses incurred shall exceed *** dollars (US$***) (the "Threshold Amount"), in which case the Indemnifying Party shall be liable for all Losses including the Threshold Amount.

         (h) The indemnification provided in this Article 9 shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the terms, conditions, representations or warranties contained herein or any right, claim or action arising from the transactions contemplated by this Agreement; PROVIDED, HOWEVER, this exclusive remedy for damages does not preclude a party from bringing an action for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or any Collateral Agreement.

         (i) Notwithstanding anything contained in this Agreement to the contrary, no party shall be liable to the other party for indirect, special, punitive, exemplary or consequential loss or damage (including any loss of revenue or profit) arising out of this Agreement,


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


PROVIDED, HOWEVER, the foregoing shall not be construed to preclude recovery by the Indemnified Party in respect of Losses directly incurred from Third Party Claims. Both parties shall use reasonable efforts to mitigate their damages.

         (j) The rights to indemnification under Section 9.3 shall not be subject to set-off for any claim by the Indemnifying Party against any Indemnified Party, whether or not arising from the same event giving rise to such Indemnified Party's claim for indemnification.

9.4      GENERAL PROCEDURES FOR INDEMNIFICATION

         (a) The Indemnified Party seeking indemnification under this Agreement shall promptly notify the party against whom indemnification is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any action, suit or proceeding by any Third Party, in respect of which indemnity may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (unless such failure prevents the Indemnifying Party from effectively contesting the claim in respect of which indemnification is sought). The Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within thirty (30) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim, action, suit or proceeding by a Third Party in respect of which indemnity may be sought hereunder (a "THIRD-PARTY CLAIM"), to assume the defense and control the settlement of such Third-Party Claim that (i) involves (and continues to involve) solely money damages, or (ii) involves (and continues to involve) claims for both money damages and equitable relief against the Indemnified Party that cannot be severed, where the claims for money damages are the primary claims asserted by the Third Party and the claims for equitable relief are incidental to the claims for money damages.

         (b) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third-Party Claim that the other is defending, as provided in this Agreement.

         (c) The Indemnifying Party, if it has assumed the defense of any Third-Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld) unless such settlement or judgment relates solely to monetary damages. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, enter into any compromise or settlement that (i) commits the Indemnified Party to take, or to forbear to take, any action, or
(ii) does not provide for a complete release by such Third Party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third-Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third-Party Claim involves equitable or other non-monetary relief against the Indemnified Party, and shall have the right to settle any Third-Party Claim involving money damages for which the Indemnifying Party has not assumed the defense pursuant to this Section 9.4 with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.


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


         (d) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, and subject to the limitations set forth in Section 9.3, the Indemnified Party and the Indemnifying Party shall establish the merits and amount of such claim by mutual agreement, or, if necessary, by arbitration in a manner reasonably determined by mutual agreement of such parties.

9.5 BREACH OF REPRESENTATIONS RESULTING IN LIMITATION OF OBLIGATIONS UNDER THE SUPPLY AGREEMENT

         To the extent Buyer is unable to perform any of its obligations under the Supply Agreement as a result of Seller failing to provide to Buyer Proprietary Information in breach of Section 3.4(c) or 3.12(c) hereof, then Buyer shall be relieved of such obligations under the Supply Agreement during the period of time that the breach of Section 3.4(c) or 3.12(c), as the case may be, remains uncured, and Buyer's failure to perform such obligations shall not affect any applicable measure of Buyer's performance under the Supply Agreement, including performance related to delivery under the Supply Agreement, and Seller shall not assert any of its rights and remedies under the Supply Agreement against Buyer as a result of such non-performance.

10.      MISCELLANEOUS PROVISIONS

10.1     NOTICES

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) mailed by certified or registered mail, return receipt requested, (ii) sent by Federal Express or other express carrier, fee prepaid, (iii) sent via facsimile with receipt confirmed, or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

         (a)      If to Seller, to:         Lucent Technologies Inc.
                                            Attn:  Chief Supply Officer
                                            600 Mountain Avenue
                                            Murray Hill, NJ 07974-0636
                                            U. S. A.
                                            Facsimile:  (908) 582-8082

                  With a copy to:           Lucent Technologies Inc.
                                            Attn:  Vice President - Law
                                            600 Mountain Avenue
                                            Murray Hill, NJ 07974-0636
                                            U. S. A.
                                            Facsimile:  (908) 582-6130


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                          LUCENT TECHNOLOGIES/CELESTICA

         (b)      If to Buyer, to:          Celestica Corporation

                                            Pease International Tradeport
                                            ATTN: EXA03
                                            72 Pease Boulevard
                                            Newington, New Hampshire 03801
                                            U. S. A.
                                            Attention:  General Manager
                                            Facsimile:  (603) 334-4330

                  With a copy to:           Celestica Inc.
                                            7th Floor
                                            12 Concorde Place
                                            Toronto, Ontario    M3C 3R8

                                            Attn: Senior Vice President,
                                            Mergers & Acquisitions
                                            Facsimile: (416) 448-5444

                  And to:                   Vice President and General Counsel
                                            Facsimile: (416) 386-7817

10.2     EXPENSES

         Except as otherwise provided in this Agreement, each party to this Agreement will bear all the fees, costs and expenses that are incurred by it in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

10.3     ENTIRE AGREEMENT; MODIFICATION

         The agreement of the parties, which is comprised of this Agreement, the Schedules and Exhibits hereto and the documents referred to herein, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement. With respect to the Purchased Assets, the Business, or any other rights or obligations to be transferred hereunder or pursuant hereto, no party has been induced by or has relied upon any representations, warranties, or statements, whether express or implied, made by any other party, its agents, employees, attorneys or other representatives or by any Person representing or purporting to represent the other party that are not expressly set forth in this Agreement or the Collateral Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby, and in accordance with Section 11.4.

10.4     ASSIGNMENT; BINDING EFFECT; SEVERABILITY

         This Agreement may not be assigned by any party hereto without the other party's written consent; provided, however, that Buyer shall have the right to assign this Agreement


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


and to assign its rights and delegate its duties under this Agreement in whole or in part at any time with the prior written consent of Seller to any wholly-owned subsidiary of Celestica Inc. incorporated in one of the states of the United States of America, provided that Buyer shall not, as a result of such assignment, be discharged from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

10.5     GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

10.6     EXECUTION IN COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.7     PUBLIC ANNOUNCEMENT

         Upon signing of this Agreement, Seller and Buyer shall prepare a mutually agreeable release announcing the transaction contemplated hereby. Except for such press release, neither Seller nor Buyer shall, without the approval of the other, make any press release or other announcement concerning the existence of this Agreement or the terms of the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Law, in which case the other party shall be advised and the parties shall use their reasonable commercial efforts to cause a mutually agreeable release or announcement to be issued; PROVIDED, HOWEVER, that the foregoing shall not preclude communications or disclosures necessary to comply with accounting, stock exchange or applicable securities Law disclosure obligations.

10.8     NO THIRD-PARTY BENEFICIARIES

         Nothing in this Agreement, express or implied, is intended to or shall
(a) confer on any Person other than the parties hereto and their respective successors or assigns any rights (including Third-Party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement, or
(b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide Third Parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without


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reference to the terms of this Agreement. Nothing in this Agreement shall be construed as giving to any Business Employee, or any other individual, any right or entitlement under any Benefit Plan, policy or procedure maintained by Seller, except as expressly provided in such Benefit Plan, policy or procedure. No Third Party shall have any rights under Section 502, 503 or 504 of ERISA or any regulations thereunder because of this Agreement that would not otherwise exist without reference to this Agreement. No Third Party shall have any right, independent of any right that exist irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

11.      TERMINATION AND WAIVER

11.1     TERMINATION

         This Agreement may be terminated at any time prior to the Closing Date by:

         (a) MUTUAL CONSENT. The mutual written consent of Buyer and Seller;

         (b) COURT OR ADMINISTRATIVE ORDER. Buyer or Seller if there shall be in effect a non-appealable order of a court or government administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby.

         (c) DELAY. Buyer or Seller if the Closing shall not have occurred by September 30, 2001, provided that the terminating party is not otherwise in material default or breach of this Agreement.

11.2     EFFECT OF TERMINATION

         In the event of the termination of this Agreement in accordance with
Section 11.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except for the obligations of the parties hereto as provided in Article 6, Sections 10.2 and 10.7 and this Section 11.2.

11.3     WAIVER OF AGREEMENT

         Any term or condition hereof may be waived at any time prior to the Closing Date by the party hereto which is entitled to the benefits thereof by action taken by its Board of Directors or its duly authorized officer or employee, whether before or after the action of such party; PROVIDED, HOWEVER, that such action shall be evidenced by a written instrument duly executed on behalf of such party by its duly authorized officer or employee. The failure of either party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Agreement or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.


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11.4     AMENDMENT OF AGREEMENT

         This Agreement may be amended with respect to any provision contained herein at any time prior to or on the Closing Date by action of the parties hereto taken by their Boards of Directors or by their duly authorized officers or employees, whether before or after such party's action; PROVIDED, HOWEVER, that such amendment shall be evidenced by a written instrument duly executed on behalf of each party by its duly authorized officer or employee.


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




         IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.



                                       LUCENT TECHNOLOGIES INC.


                                       By: /s/ Rocco D. Pennella
                                           ------------------------------------
                                           Name: Rocco D. Pennella
                                           Title:



                                       CELESTICA CORPORATION


                                       By: /s/     Rahul Suri
                                           -----------------------------------
                                           Name:  Rahul Suri
                                           Title: Authorized Signatory



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